Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-212571

August 9, 2016

Equities US ETF & ETN Guide1 July 2016 1,939 US listed products Total $2,351bn in ETF assets and ETNs issued $107.5 1 Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value $109.0 1 Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth $367.1 5 Global, $VLD 3DFLÀF, (XURSH, North America, Emerging Markets – Regional, Emerging Markets – General $136.0 8 Domestic, International $393.7 11 US Credit, US Government, Aggregate and Other, International, Municipal $76.0 16 Domestic, International $3.3 21 *HQHUDO, 6SHFLÀF Contacts Index and Portfolio Desk Analysts Trading William Prager +1 212 526 8979 william.prager@barclays.com Gabi Baez +1 212 526 9374 gabriela.baez@barclays.com Laura Magnani +1 212 526 0383 laura.magnani@barclays.com Ryan Laffey +1 212 526 8979 ryan.laffey@barclays.com 1 All data and product names in this guide are derived from Bloomberg, FAME; as of July 19, 2016. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners. This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional and Professional Investors Only. Not for Distribution to Retail Customers. Exchange Traded Notes (ETNs) Commodities Currencies$0.0 21 Leveraged/Inverse$8.921 Volatility$3.522 Other$8.922 Exchange Traded Funds (ETFs) Equities Assets (bn) Page US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based,$610.8 1 Small Cap Broad-Based, Micro Cap Broad-Based US Indices: Value US Indices: Growth Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials,$340.22 Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy International Leveraged – Equities$15.06 Inverse – Equities$12.17 Dividend FICC Fixed Income Commodities$71.513 Currencies$2.713 Leveraged – FICC$1.7 13 Inverse – FICC$4.413 Specialty Active$17.015 Fundamental$15.815 Life Cycle and Allocation$2.016 Long/Short$1.616 Quantitative Other$42.618

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the VolCenter US on Barclays Live at live.barclays.com (keyword: VolCenterUS).

Exchange Traded Funds (ETFs) Equities

Equities

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **US Indices: Broad-Based** | | | | | |
| **Total Market Broad-Based** | | | | | |
| VTI | Vanguard Total Stock Mkt | CRSPTMT | $62,682 | $310.2 | ✓ |
| SCHB | Schwab US Broad Market | DW2ST | 6,582 | 37.2 | ✓ |
| IWV | iShares Russell 3000 | RU30INTR | 6,210 | 32.0 | ✓ |
| ITOT | iShares Core S&P Total Mkt | SPTRTMI | 4,428 | 28.6 | ✓ |
| VXF | Vanguard Extended Market | SPTRCMI | 3,992 | 32.4 | ✓ |
| IYY | iShares DJ US Index | DJUST | 944 | 3.9 | |
| ONEQ | Fidelity NASDAQ Composite | CCMP | 673 | 3.9 | |
| VUSE | Vident Core US Equity | VCUSX | 461 | 1.0 | |
| THRK | SPDR Russell 3000 | RU30INTR | 345 | 1.9 | |
| VTHR | Vanguard Russell 3000 | RU30INTR | 257 | 1.1 | |
| CNTR | PwrShrs Contrarian Opportun | DJCNTRAT | 1 | 0.0 | |
| **Large Cap Broad-Based** | | | | | |
| SPY | SPDR S&P 500 | SPXT | $194,827 | $22,664.8 | ✓ |
| IVV | iShares S&P 500 | SPTR | 76,500 | 824.8 | ✓ |
| VOO | Vanguard S&P 500 | SPTR | 48,827 | 451.3 | ✓ |
| IWB | iShares Russell 1000 | RU10INTR | 16,067 | 159.2 | ✓ |
| DIA | SPDR DJ Indust Avg | INDU | 12,459 | 783.5 | ✓ |
| RSP | Guggenheim S&P 500 EW | SPXEWTR | 9,886 | 81.5 | ✓ |
| VV | Vanguard LC | CRSPLCT | 7,790 | 35.6 | ✓ |
| SCHX | Schwab US LC | DWLT | 6,028 | 31.3 | ✓ |
| OEF | iShares S&P 100 | SPTR100 | 4,500 | 75.5 | ✓ |
| MGC | Vanguard Mega Cap | CRSPMET | 1,051 | 3.9 | ✓ |
| VONE | Vanguard Russell 1000 | RU10INTR | 659 | 3.0 | |
| JKD | iShares Mrngstr LC | MLCRT | 627 | 1.8 | |
| XLG | Guggenheim S&P 500 Top 50 | SPSTS | 603 | 3.7 | |
| IWL | iShares Russell T200 | RUTPINTR | 103 | 0.5 | |
| ONEK | SPDR Russell 1000 | RU10INTR | 101 | 0.4 | |
| EQAL | PowerShares R1000 Equal Wgt | RU1ELCTR | 65 | 1.4 | |
| EUSA | iShares MSCI USA EW | M2CXBRD | 59 | 0.4 | |
| SPXE | Proshares SP500 Ex-Energy | SPXXEGP | 9 | 0.1 | |
| SPXT | Proshares SP500 Ex-Tech | SPXXTTST | 3 | 0.0 | |
| OEW | Guggenheim S&P 100 EW | SPOEXEUT | 3 | 0.1 | |
| SPXN | Proshares SP500 Ex-Finl | SPXXFINT | 2 | 0.0 | |
| SPXV | Proshares SP500 Ex-HC | SPXXHCT | 2 | 0.0 | |
| **Mid Cap Broad-Based** | | | | | |
| IJH | iShares S&P MC 400 | SPTRMDCP | $29,120 | $176.4 | ✓ |
| MDY | SPDR S&P MC 400 | MID | 16,796 | 482.4 | ✓ |
| VO | Vanguard MC | CRSPMIT | 14,459 | 58.0 | ✓ |
| IWR | iShares Russell MC | RUMCINTR | 12,883 | 44.4 | ✓ |
| SCHM | Schwab US MC | DWMT | 2,430 | 10.4 | ✓ |
| JKG | iShares Mrngstr MC | MMCRT | 586 | 2.3 | |
| IVOO | Vanguard S&P MC 400 | SPTRMDCP | 452 | 2.0 | |
| EWMC | Guggenheim S&P MC 400 EW | MIDEWI | 86 | 0.6 | |
| RSCO | SPDR Russell SC Complete | RSCCINTR | 65 | 0.2 | |
| **Small Cap Broad-Based** | | | | | |
| IWM | iShares Russell 2000 | RU20INTR | $28,340 | $3,621.8 | ✓ |
| IJR | iShares S&P SC 600 | SPTRSMCP | 19,253 | 101.7 | ✓ |
| VB | Vanguard SC | CRSPSCT | 13,442 | 69.8 | ✓ |
| SCHA | Schwab US SC | DWST | 3,575 | 15.8 | ✓ |
| VTWO | Vanguard Russell 2000 | RU20INTR | 625 | 3.6 | ✓ |
| SLY | SPDR S&P SC 600 | SPTRSMCP | 473 | 1.7 | |
| VIOO | Vanguard S&P SC 600 | SPTRSMCP | 315 | 1.8 | |
| JKJ | iShares Mrngstr SC | MSCRT | 205 | 0.5 | |
| TWOK | SPDR Russell 2000 | RU20INTR | 92 | 0.4 | |
| EWSC | Guggenheim S&P SC 600 EW | SMLEWI | 41 | 0.1 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **US Indices: Broad-Based (continued)** | | | | | |
| **Micro Cap Broad-Based** | | | | | |
| IWC | iShares Micro-cap | RUMRINTR | $729 | $4.7 | ✓ |
| FDM | First Trust DJ Sel MicroCap | DJSM | 47 | 0.1 | |
| WMCR | Wilshire Micro-Cap | WSKMICRO | 23 | 0.1 | |
| PZI | PwrShrs Zacks MicroCap | ZAX | 22 | 0.0 | |
| **US Indices: Value** | | | | | |
| **Total Market Value** | | | | | |
| IUSV | iShares Core US Value | RU30VATR | $832 | $4.6 | |
| **Large Cap Value** | | | | | |
| IWD | iShares Russell 1000 Value | RU10VATR | $29,301 | $227.6 | ✓ |
| VTV | Vanguard Value | CRSPLCVT | 22,455 | 109.7 | ✓ |
| IVE | iShares S&P 500 Value | SPTRSVX | 10,680 | 88.4 | ✓ |
| SCHV | Schwab US LC Value | DWLVT | 2,398 | 12.2 | ✓ |
| MGV | Vanguard Mega Cap Value | CRSPMEVT | 1,274 | 4.4 | ✓ |
| RPV | Guggenheim S&P 500 PureVal | SPXPV | 736 | 12.9 | ✓ |
| VONV | Vanguard Russell 1000 Val | RU10VATR | 637 | 3.1 | |
| VOOV | Vanguard S&P 500 Val | SPTRSVX | 469 | 2.0 | |
| JKF | iShares Mrngstr LC Value | MLVLT | 316 | 0.9 | |
| SPYV | SPDR S&P 500 Value | SPTRSVX | 253 | 1.0 | |
| IWX | iShares Russell T200 Value | RUTPVATR | 166 | 0.6 | |
| PXLV | PS Russell Top 200 Pure Val | RT2PVALT | 66 | 0.4 | |
| **Mid Cap Value** | | | | | |
| IWS | iShares Russell MC Value | RUMCVATR | $7,564 | $42.9 | ✓ |
| VOE | Vanguard MC Value | CRSPMIVT | 5,203 | 25.3 | ✓ |
| IJJ | iShares S&P MC 400 Value | SPTRMV | 4,925 | 24.3 | ✓ |
| IVOV | Vanguard S&P MC 400 Val | SPTRMV | 411 | 3.9 | |
| MDYV | SPDR S&P MC 400 Value | SPTRMPV | 218 | 1.1 | |
| JKI | iShares Mrngstr MC Value | MMVLT | 215 | 0.9 | |
| RFV | Guggenheim S&P 400 PureVal | SPTRMPV | 124 | 0.7 | |
| PXMV | PS Russell MC Pure Value | RMCPVALT | 46 | 0.4 | |
| **Small Cap Value** | | | | | |
| VBR | Vanguard SC Value | CRSPSCVT | $7,736 | $38.6 | ✓ |
| IWN | iShares Russell 2000 Value | RU20VATR | 6,245 | 163.0 | ✓ |
| IJS | iShares S&P SC 600 Value | SPTRSV | 3,899 | 27.0 | ✓ |
| SLYV | SPDR S&P SC 600 Value | SPTRSV | 528 | 3.4 | |
| JKL | iShares Mrngstr SC Value | MSVLT | 384 | 1.1 | |
| RZV | Guggenheim S&P 600 PureVal | SPTRSPV | 171 | 1.0 | |
| VIOV | Vanguard S&P SC 600 Val | SPTRSV | 123 | 0.6 | |
| VTWV | Vanguard Russell 2000 Val | RU20VATR | 105 | 0.5 | |
| PXSV | PS Russell 2000 Pure Value | R2KPVALT | 61 | 0.2 | |
| **US Indices: Growth** | | | | | |
| **Total Market Growth** | | | | | |
| IUSG | iShares Core US Growth | RU30GRTR | $915 | $7.2 | |
| **Large Cap Growth** | | | | | |
| IWF | iShares Russell 1000 Gro | RU10GRTR | $29,941 | $211.6 | ✓ |
| VUG | Vanguard Growth | CRSPLCGT | 21,178 | 82.1 | ✓ |
| IVW | iShares S&P 500 Growth | SPTRSGX | 13,689 | 104.0 | ✓ |
| SCHG | Schwab US LC Growth | DWLGT | 2,889 | 13.6 | ✓ |
| MGK | Vanguard Mega Cap Growth | CRSPMEGT | 2,182 | 9.1 | ✓ |
| RPG | Guggenheim S&P 500 PureGro | SPTRXPG | 1,817 | 13.1 | ✓ |
| VOOG | Vanguard S&P 500 Growth | SPTRSGX | 961 | 5.9 | |
| JKE | iShares Mrngstr LC Growth | MLGRT | 772 | 2.9 | |
| SPYG | SPDR S&P 500 Growth | SPTRSGX | 683 | 4.7 | |
| VONG | Vanguard Russell 1000 Gro | RU10GRTR | 669 | 3.7 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide July 2016 | 1

Exchange Traded Funds (ETFs)

Equities

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **US Indices: Growth (continued)** | | | | | |
| **Large Cap Growth (continued)** | | | | | |
| IWY | iShares Russell T200 Growth | RUTPGRTR | $635 | $2.8 | |
| PXLG | PS Russell Top 200 Pure Gro | RT2PGROT | 151 | 0.5 | |
| **Mid Cap Growth** | | | | | |
| IWP | iShares Russell MC Growth | RUMCGRTR | $6,325 | $36.5 | ✓ |
| IJK | iShares S&P MC 400 Growth | SPTRMG | 5,505 | 16.2 | ✓ |
| VOT | Vanguard MC Growth | CRSPMIGT | 3,389 | 13.9 | ✓ |
| RFG | Guggenheim S&P 400 PureGro | SPTRMPG | 587 | 2.5 | |
| IVOG | Vanguard S&P MC 400 Gro | SPTRMG | 482 | 1.6 | |
| MDYG | SPDR S&P MC 400 Growth | SPTRMG | 414 | 2.0 | |
| JKH | iShares Mrngstr MC Growth | MMGRT | 202 | 0.6 | |
| PXMG | PS Russell MC Pure Growth | RMCPGROT | 61 | 0.2 | |
| **Small Cap Growth** | | | | | |
| IWO | iShares Russell 2000 Gro | RU20GRTR | $6,352 | $120.9 | ✓ |
| VBK | Vanguard SC Growth | CRSPSCGT | 4,598 | 20.1 | ✓ |
| IJT | iShares S&P SC 600 Growth | SPTRSG | 3,352 | 15.9 | ✓ |
| SLYG | SPDR S&P SC 600 Growth | SPTRSG | 723 | 3.7 | |
| RZG | Guggenheim S&P 600 PureGro | SPTRSPG | 167 | 1.4 | |
| VTWG | Vanguard Russell 2000 Gro | RU20GRTR | 145 | 0.7 | |
| VIOG | Vanguard S&P SC 600 Gro | SPTRSG | 126 | 0.7 | |
| JKK | iShares Mrngstr SC Growth | MSGRT | 111 | 0.4 | |
| PXSG | PS Russell 2000 Pure Growth | R2KPGROT | 27 | 0.1 | |
| **Sectors** | | | | | |
| **Consumer Discretionary** | | | | | |
| XLY | Cons Discret Sector SPDR | IXYTR | $10,131 | $529.3 | ✓ |
| VCR | Vanguard Cons Discret | M5US5CDI | 1,927 | 13.8 | ✓ |
| FXD | First Trust Cons Discr | STRQCD | 1,753 | 17.7 | ✓ |
| ITB | iShares US Home Constr | DJSHMBT | 1,560 | 91.5 | ✓ |
| XHB | SPDR S&P Homebuilders | SPSIHOTR | 1,238 | 106.6 | ✓ |
| IYC | iShares US Cons Svcs | DJUSCYT | 902 | 7.5 | |
| XRT | SPDR S&P Retail | SPSIRETR | 480 | 208.4 | ✓ |
| FDIS | Fidelity MSCI Cons Discret | M2US0CDI | 260 | 3.4 | |
| RXI | iShares Glb Cons Discr | SPG12CDN | 241 | 3.8 | |
| RTH | VanEck Vectors Retail | MVRTHTR | 134 | 2.8 | ✓ |
| PEJ | PwrShrs Dyn Leisure & Ent | DZLTR | 118 | 1.8 | |
| PBS | PowerShares Dyn Media | DZMTR | 86 | 0.8 | |
| PSCD | PwrShr S&P SC Cons Dis | SPSU6CDT | 80 | 0.3 | |
| RCD | Guggenheim S&P 500 EW CD | SPXEWCD | 79 | 1.0 | |
| PKB | PwrShrs Dyn Build & Constr | DWCTR | 68 | 0.4 | |
| PEZ | PwrShrs DWA Cons Cycl Mom | DWCCTRR | 53 | 2.4 | ✓ |
| CARZ | Frst Trst NASDAQ Global Auto | QAUTO | 24 | 0.3 | |
| BJK | VanEck Vectors-Gaming | MVBJKTR | 18 | 0.2 | ✓ |
| PMR | PowerShares Dyn Retail | DWRTR | 16 | 0.2 | |
| IPD | SPDR S&P Intl Cons Discret | SPBMUCUT | 12 | 0.1 | |
| BITE | The Restaurant ETF | BITEXTR | 3 | 0.3 | ✓ |
| **Consumer Staples** | | | | | |
| XLP | Cons Staples Sector SPDR | IXRTR | $9,756 | $668.0 | ✓ |
| VDC | Vanguard Cons Staples | M5US5CSI | 3,534 | 20.6 | ✓ |
| FXG | First Trust Cons Staples | STRQCS | 2,560 | 21.3 | ✓ |
| RHS | Guggenheim S&P 500 EW CS | SPXEWCS | 837 | 8.5 | |
| IYK | iShares US Cons Goods | DJUSNCT | 799 | 9.7 | |
| KXI | iShares Glb Cons Stap | SPG12CSN | 661 | 3.3 | ✓ |
| FSTA | Fidelity MSCI Cons Staples | M2US0CSI | 290 | 3.0 | |
| PSL | PwrShrs DWA Cons Stap Mom | DWCSTR | 278 | 2.2 | ✓ |
| PBJ | PwrShrs Dyn Food & Bev | DZFTR | 190 | 3.2 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Sectors (continued)** | | | | | |
| **Consumer Staples (continued)** | | | | | |
| PSCC | PwrShr S&P SC Cons St | SPSU6CST | $94 | $1.1 | |
| IPS | SPDR S&P Intl Cons Stap | SPBMU3UT | 35 | 0.2 | |
| **Energy** | | | | | |
| XLE | Energy Sector SPDR | IXETR | $14,200 | $1,236.2 | ✓ |
| VDE | Vanguard Energy | M5US5ENI | 4,010 | 34.8 | ✓ |
| XOP | SPDR S&P Oil & Gas E&P | SPSIOPTR | 1,822 | 609.6 | ✓ |
| FXN | First Trust Energy | STRQEN | 1,522 | 22.5 | ✓ |
| IYE | iShares US Energy | DJUSENT | 1,337 | 57.8 | ✓ |
| IXC | iShares Glb Energy | SPG12CEN | 1,117 | 8.5 | ✓ |
| OIH | VanEck Vectors Oil Service | MVOIHTR | 925 | 171.9 | ✓ |
| FENY | Fidelity MSCI Energy | M2US0ENI | 442 | 3.5 | ✓ |
| IEO | iShares US O&G E&P | DJSOEPT | 346 | 10.7 | ✓ |
| RYE | Guggenheim S&P 500 EW Ener | SPXEWEN | 241 | 1.8 | |
| XES | SPDR S&P O&G Equip&Svcs | SPSIOSTR | 232 | 11.5 | ✓ |
| IEZ | iShares US Oil Eqp&Svc | DJSOEST | 231 | 3.2 | ✓ |
| FCG | First Trust ISE Nat Gas | FUM | 217 | 23.9 | ✓ |
| PXI | PwrShrs DWA Energy Mom | DWENTR | 126 | 0.5 | ✓ |
| KOL | VanEck Vectors-Coal | MVKOLTR | 71 | 0.6 | ✓ |
| PXE | PwrShrs Dyn Energy E&P | DWETR | 63 | 0.4 | |
| PSCE | PwrShr S&P SC Energy | SPSU6ET | 52 | 0.6 | |
| FRAK | VE Vctrs Unconventional O&G | MVFRAKTR | 46 | 0.4 | ✓ |
| PXJ | PwrShrs Dyn Oil & Gas Svcs | DWOTR | 41 | 0.2 | ✓ |
| NLR | VE Vect Uran + Nuclear En | MVNLRTR | 38 | 0.1 | |
| FILL | iShrs MSCI Glb Energy Prod | M1WDSEPI | 38 | 0.2 | |
| IPW | SPDR S&P Intl Energy | SPBMU1UT | 36 | 0.6 | |
| TPYP | Tortoise NorthAmer Pipeline | TNAP | 33 | 0.2 | |
| ENY | Guggenheim Canada Energy | SPTXHUTR | 29 | 0.1 | |
| GNAT | WisdomTree Glb Natl Resour | WTIDGNRT | 17 | 0.1 | |
| CRAK | VanEck Vectors Oil Refiners | MVCRAKTR | 4 | 0.1 | |
| IOIL | IQ Global Oil SC | IQSMOILT | 3 | 0.0 | |
| CHIE | Global X China Energy | CHIE | 2 | 0.0 | |
| **Financials** | | | | | |
| XLF | Financial Sector SPDR | IXMTR | $15,477 | $1,174.8 | ✓ |
| VFH | Vanguard Financials | M5US5FNI | 3,594 | 26.6 | ✓ |
| KBE | SPDR S&P Bank | SPSIBKT | 2,107 | 104.9 | ✓ |
| KRE | SPDR S&P Regional Bank | SPSIRBKT | 1,614 | 241.8 | ✓ |
| IYF | iShares US Financial | DJUSFNT | 1,239 | 46.6 | ✓ |
| FXO | First Trust Financial | STRQFN | 703 | 7.7 | ✓ |
| KIE | SPDR S&P Insurance | SPSIINST | 590 | 8.8 | ✓ |
| IYG | iShares US Finan Svcs | DJUSFV | 588 | 8.7 | ✓ |
| EUFN | iShares MSCI Europe Fin | NDRUFNCL | 431 | 7.5 | ✓ |
| KBWB | PowerShares KBW Bank | BKXTR | 312 | 14.3 | ✓ |
| IAT | iShares US Reg Banks | DJSRBKT | 289 | 10.8 | ✓ |
| FNCL | Fidelity MSCI Financials | M2US0FNI | 238 | 2.7 | ✓ |
| IXG | iShares Glb Financials | SPG12CFN | 207 | 1.4 | |
| PSCF | PwrShr S&P SC Finance | SPSU6FT | 196 | 0.7 | |
| QABA | Frst Trst NQ ABA Comm Bk | ABQI | 172 | 1.3 | |
| RYF | Guggenheim S&P 500 EW Fin | S40 | 148 | 1.4 | |
| KBWR | PowerShares KBW Reg Bank | KRXTR | 118 | 0.8 | |
| IAK | iShares US Insurance | DJSINST | 98 | 0.8 | |
| KCE | SPDR S&P Capital Markets | SPSICMT | 97 | 1.0 | ✓ |
| IAI | iShrs US Brkr Dlrs&Sec Exch | DJSINVT | 88 | 2.5 | ✓ |
| KBWP | PowerShares KBW Prop&Cas | KPXTR | 72 | 1.1 | |
| PFI | PwrShrs DWA Financial Mom | DWFNTR | 28 | 0.1 | |
| RWW | Oppenheimer Finl Sect Rev | REVWFINT | 21 | 0.1 | |
| CHIX | Global X China Financials | CHIF | 16 | 0.3 | ✓ |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.

* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide July 2016

Exchange Traded Funds (ETFs) Equities ($MM) Opt.* Sym Name Index ($MM) 1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016. * Opt. denotes US listed options trading available on the underlying security. US ETF & ETN Guide July 2016 | 3 Materials GDXVanEck Vectors Gold Miners GDMNTR$10,419 $1,849.5 9 GDXJVE Vect Junior Gold Miners MVGDXJTR4,238 442.6 9 XLBMaterials Sector SPDRIXBTR2,737 289.2 9 VAW Vanguard Materials M5US5MTI 1,427 10.3 9 Industrials XLIIndustrial Sector SPDRIXITR$7,297 $696.2 9 VISVanguard Industrials M5US5INI2,297 11.9 9 IYJiShares US Industrial DJUSINT812 9.9 9 ITA iShares US Aerosp & DefDJSASDT784 9.7 IYTiShares Transportation DJTTR579 51.8 9 PPAPwrShrs Aerospace & DefDXS330 1.6 XARSPDR S&P Aero & DefSPSIADTR 187 0.7 XTNSPDR S&P Transportation SPSITNTR 186 1.8 EXIiShares Glb Industrial SPG12CIN 180 1.2 FIDUFidelity MSCI Industrials M2US0INI159 2.4 FXRFirst Trust Industrials STRQIN158 3.09 RGIGuggenheim S&P 500 EW Inds SPXEWIN106 1.6 PSCIPwrShr S&P SC Indust SPSU6IT55 0.4 JETSUS Global JetsJETSX47 1.0 9 PRNPowerShares Dyn Industrial DWIDXTR44 0.3 9 IPNSPDR S&P Intl Industrials SPBMU2UT14 0.2 CHIIGlobal X China Industrials CHII4 0.0 DXJCWsdmTree Japan Hedg CapGds WTJCGHT2 0.0 Multi-Sector QQQPowerShares QQQXNDX$36,689 $3,262.6 9 GUNRFlxShr Glb Upstream NatResMUNRT2,414 12.9 9 IGEiShares S&P NA Nat ResSPGINRTR 1,087 30.6 9 IGFiShares S&P Glb Infrastruc SPGTINNT 935 5.89 MOO VanEck Vectors AgribusinessMVMOOTR883 5.49 NANRSPDR S&P NorthAm NatResSPNANRUN852 2.4 GNRSPDR S&P Glb Nat ResourSPGNRUT701 5.19 NFRAFlxShr STOXX Glb Brd Infra STXGBIV 669 2.3 ECONEGShares EM Consumer Titan DJECONT646 3.59 PSCUPwrShr S&P SC Util SPSU6UT153 1.6 QQXTFirst Trust NDX Ex-TechNDXM 131 1.6 LITGlobal X Lithium SOLLIT 117 1.99 CIBRFT NASDAQ CybersecurityNQCYBRT93 0.59 ROBOROBO Global Robot&Automn ROBOTR92 0.4 HAPVanEck Vectors Natural ResRVEIT92 1.2 INCOEGShares India Consumer IINCOT77 0.6 CHIQGlobal X China Consumer CHIQ68 0.49 QQQEDirexion NASDAQ-100 EWNDXE62 0.89 EMIFiShares S&P EM Infrastruc SPGEIFDN 45 0.1 INXXEGShares India Infr IINXXT44 0.29 SEAGuggenheim Shipping DJGSHT39 0.5 9 TOLZ3UR6KU '-%URRNÀHOG *OE,QIUDJBGICUT31 0.1 VEGIiShares MSCI Glb Agri ProdM1WDSGPI27 0.1 PAGGPwrShrs Global Agriculture QAGXNNR24 0.1 PXRPwrShrs EM Infrastruct EIBIT20 0.0 EMQQ EM Internet & EcommerceEMQQITR16 0.1 EMSOEGShares EM Strategic Opp SPEMDUN14 0.1 FLMFirst Trust ISE Glb Eng&ConsCVL14 0.0 Healthcare XLVHealth Care Sector SPDRIXVTR$13,604 $802.7 9 IBBiShares Nasdaq Biotech XNBI6,709 565.4 9 VHTVanguard Health CareM5US5HCI5,734 28.4 9 IYHiShares US HealthcareDJUSHCT1,987 19.0 9 XBISPDR S&P Biotech SPSIBITR 1,950 395.7 9 IXJiShares Glb HealthcareSPG12CHN 1,680 12.5 9 IHIiShares US Med EquipDJSMDQT1,277 14.1 9 PJPPowerShares Dyn PharmaDZRTR1,158 10.6 9 FXHFirst Trust Health CareSTRQHC1,127 30.2 9 FBTFrst Trst NYSE Arca Biotech BTK833 33.7 9 IHFiShares US HC ProvidersDJSHCPT701 9.89 IHEiShares US Pharmaceut DJSPHMT628 6.39 FHLCFidelity MSCI Health CareM2US0HCI625 4.59 XPHSPDR S&P PharmaceuticalsSPSIPHTR 528 8.29 BBHVanEck Vectors Biotech MVBBHTR524 10.1 9 RYHGuggenheim S&P 500 EW HCSPXEWHC522 3.89 XHSSPDR S&P HC SrvsSPSIHPTR292 2.1 PPHVanEck Vectors PharmaMVPPHTR268 4.99 PBEPwrShr Dyn Biotech & GenDZOTR249 1.8 PSCHPwrShr S&P SC HealthcaSPSU6HCT205 1.79 PTHPwrShrs DWA Healthcare Mom DWHCTR72 2.1 9 IRYSPDR S&P Intl Health CareSPBMUHUT63 0.5 XHESPDR S&P HC Equipment SPSIHETR 49 0.2 BBPBioShares Biotech Products LSCIBP21 0.2 CNCRLoncar Cancer Immunotherapy LCINDX20 0.3 BBCBioShrs Biotech Clinic Trial LSCIBC18 0.3 DXJHWsdmTree Japan Hedg HCWTJHCHT13 0.3 GNRXVanEck Vect Generic Drugs IGNRXT2 0.0 Bberg Assets Avg Vol1 Sectors (continued) Materials (continued) XMESPDR S&P Metals & Mining SPSIMMTR$838 $152.3 9 IYM iShares US Basic Mat DJUSBMT610 12.1 9 SILGlobal X Silver Miners SOLGLOSI458 5.99 RINGiShrs MSCI Glb Gold Miners M1WDS1MI 285 4.69 SGDM Sprott Gold Miners ZAXSGDM253 2.9 FXZFirst Trust Materials STRQMT241 3.69 MXI iShares Glb Materials SPG12CMN230 1.59 PICKiShrs MSCI GlbSel Met&Min M1WDS1PI209 3.29 PYZPwrShrs DWA Basic Mat Mom DWBMTR194 1.7 WOOD iShares Glb Timb&For SPGTTFN180 0.89 CUTGuggenheim MSCI Glob Timber M1CXTSA162 0.5 FMAT Fidelity MSCI Materials M2US0MTI 123 1.69 URAGlobal X Uranium SOLURA 120 1.39 SLXVanEck Vectors SteelSTEEL115 1.7 9 RTMGuggenheim S&P 500 EW Mats SPXEWMA88 1.0 GLDXGlobal X Gold ExplorersSOLGLDX86 1.99 SLVPiShrs MSCI Glb Silv Miners M1WDSSMI81 1.4 SILJPureFunds ISE Jr Silv SCZIR71 2.0 9 PSAUPwrShrs Glb Gold&PrecMetQGLX68 0.8 SGDJSprott Junior Gold Miners ZAXSGDJ56 0.8 REMXVE Vctrs RareEarth/StratMet MVREMXTR41 0.49 COPXGlobal X Copper Miners SOLGLOCO24 0.4 PSCMPwrShr S&P SC Mater SPSU6MT15 0.1 FTRIFT Indxx Global NaturResIGNRI11 0.49 SOILGlobal X Fertilizer/Potash SOLFERT9 0.0 CCXEWisdomTree Comm Country WTIDCCET7 0.0 FTAGFT Indxx Global Agricult IGAINT4 0.19 IRVSPDR S&P Intl Materials SPBMU6UT4 0.0 CHIMGlobal X China Materials CHIMAT1 0.0 Bberg Assets Avg Vol1 SymNameIndex ($MM) ($MM) Opt.* Sectors (continued) Financials (continued) XLFSFinl Srvcs Select Sect SPDRIXFNS$13 0.29 DXJFWsdmTree Japan Hedg FinansWTJFHT9 0.2 IPFSPDR S&P Intl FinancialsSPBMU4UT8 0.1

Exchange Traded Funds (ETFs) Equities

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Sectors (continued)** | | | | | |
| **Multi-Sector (continued)** | | | | | |
| GRID | First Trust NQ Smart Grid | QGRD | $13 | $0.2 | |
| CROP | IQ Global Agribusiness SC | IQSMCROT | 12 | 0.1 | ✓ |
| FONE | FT NASDAQ Smartphone | QFON | 10 | 0.0 | |
| HECO | EcoLogical Strategy | n/a | 7 | 0.0 | ✓ |
| XWEB | SPDR S&P Internet | SPSIINTR | 5 | 0.0 | |
| IFLY | PureFunds Drone Economy Stra | RSD | 5 | 0.1 | |
| BRAQ | Global X Brazil Consumer | SOLBZLC | 4 | 0.0 | |
| DBIF | DB X-trckr SP Hdg Glb Infr | SPGTINNH | 4 | 0.0 | |
| GAMR | PureFunds Video Game Tech | GMR | 3 | 0.1 | |
| GHII | Guggenheim S&P High Inc Infr | SPHIUT | 3 | 0.0 | |
| IBUY | Amplify Online Retail | IBUYXT | 3 | 0.1 | |
| DXJT | WsdmTree Japan Hedg TMT | WTJTMTHT | 2 | 0.0 | |
| **Real Estate** | | | | | |
| VNQ | Vanguard REIT | RMS G | $35,635 | $326.6 | ✓ |
| IYR | iShares US Real Estate | DJUSRET | 4,759 | 661.2 | ✓ |
| RWX | SPDR DJ Intl Real Estate | DWXRSN | 4,682 | 27.4 | ✓ |
| ICF | iShares Cohen&Steers REIT | RMP | 4,188 | 21.5 | ✓ |
| RWR | SPDR DJ REIT | DWRTFT | 3,934 | 27.8 | ✓ |
| VNQI | Vanguard GlbxUS Real Est | SPBMGUUN | 3,556 | 15.6 | ✓ |
| SCHH | Schwab US REIT | DWRTFT | 2,719 | 16.6 | ✓ |
| RWO | SPDR DJ Glb Real Estate | DWGRSN | 2,430 | 11.0 | ✓ |
| REM | iShares Mortgage RE Cap | TFNMRC | 1,148 | 15.9 | ✓ |
| IFGL | iShares Intl Dev Real Est | TRGXUU | 745 | 5.7 | ✓ |
| REZ | iShares Residential RE Cap | TFN17C | 493 | 4.7 | ✓ |
| FRI | First Trust S&P REIT | SPREIT | 379 | 3.0 | ✓ |
| KBWY | PwrShrs KBW Prem Yld REIT | KYXTR | 190 | 0.9 | |
| REET | iShares Global REIT | RNXG | 185 | 1.6 | |
| FREL | Fidelity MSCI Real Estate | M2USMRE | 173 | 1.7 | |
| WPS | iShares Intl Property | SPBMWUUT | 148 | 0.5 | |
| DXJR | WsdmTree Japan Hedg RealEst | WTJRHT | 133 | 2.0 | |
| MORT | VanEck Vectors Mortg REIT | MVMORTTR | 105 | 0.5 | |
| GRI | C&S Global Realty Majors | GRM | 101 | 0.2 | |
| DRW | WisdomTree GlbxUS RealEst | WTIRGRET | 89 | 0.4 | |
| FFR | Frst Trst EPRA/NAREIT Glb | UNGL | 84 | 0.3 | |
| ROOF | IQ US Real Estate SC | IQSMREST | 82 | 0.4 | |
| FTY | iShares Real Estate 50 | FNRSTR | 82 | 0.3 | |
| IFEU | iShares Eur Dev Real Est | NUPRA | 74 | 0.6 | |
| XLRE | RealEst Select Sector SPDR | IXRE | 57 | 0.5 | ✓ |
| WREI | Wilshire US REIT | WILREIT | 23 | 0.1 | |
| TAO | Guggenheim China RE | ACNRET | 19 | 0.1 | ✓ |
| HREX | SPDR MSCI Intl RealEst Curr | M1CXSSHR | 4 | 0.0 | |
| DBRE | DB X-trckr DB Hdg Intl RE | DWXRSNUH | 4 | 0.1 | |
| LARE | TierraXP LatAm Real Estate | LARETR | 3 | 0.0 | |
| EWRE | Guggenheim SP500 EW RealEst | SPXEREUT | 3 | 0.0 | |
| HDRW | WT Global exUS Hdg RealEst | WTGREHT | 2 | 0.0 | |
| EMRE | Guggenheim EM Real Estate | ASEMRET | 2 | 0.0 | |
| **Technology** | | | | | |
| XLK | Technology Sector SPDR | IXTTR | $12,304 | $471.1 | ✓ |
| VGT | Vanguard Technology | MSUSSITI | 8,752 | 41.1 | ✓ |
| FDN | First Trust DJ Internet | DJINET | 3,192 | 41.6 | ✓ |
| IYW | iShares US Technology | DJUSTCT | 2,420 | 25.2 | ✓ |
| IGM | iShares NA Technology | SPGSTI | 803 | 4.5 | |
| IXN | iShares Global Tech | SPG12CTN | 751 | 2.9 | |
| XT | iShares Exponential Tech | MSEXPONU | 740 | 1.3 | |
| IGV | iShares NA Tech-Software | SPGSTISO | 739 | 27.2 | ✓ |
| HACK | PureFunds ISE Cyber Security | HXR | 716 | 5.7 | ✓ |
| RYT | Guggenheim S&P 500 EW Tech | SPXEWIT | 713 | 5.3 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Sectors (continued)** | | | | | |
| **Technology (continued)** | | | | | |
| SKYY | First Trust ISE Cloud Comp | CPQ | $533 | $2.4 | ✓ |
| MTK | SPDR MS Technology | MSH | 510 | 1.2 | |
| FXL | First Trust Technology | STRQTC | 481 | 6.5 | ✓ |
| SOXX | iShares PHLX Semicond | SOX | 481 | 41.3 | ✓ |
| FTEC | Fidelity MSCI Info Tech | M2US0ITI | 409 | 4.2 | ✓ |
| QQEW | First Trust NDX Equal Wgt | NDXE | 379 | 2.9 | ✓ |
| PSCT | PwrShr S&P SC Info Tech | SPSU6TT | 375 | 1.9 | |
| PNQI | PwrShrs NASDAQ Internet | NETX | 270 | 2.1 | ✓ |
| QTEC | First Trust NDX Technology | NDXT | 266 | 1.6 | ✓ |
| XSD | SPDR S&P Semiconductor | SPSISCTR | 199 | 4.3 | ✓ |
| SMH | VanEck Vectors Semicons | MVSMHTR | 191 | 154.8 | ✓ |
| KWEB | KraneShrs CSI CH Internet | H11137 | 173 | 5.1 | ✓ |
| PTF | PwrShrs DWA Tech Momentum | DWTYTR | 165 | 1.4 | ✓ |
| PSJ | PowerShares Dyn Software | DZCTR | 76 | 0.5 | |
| SOCL | Global X Social Media | SOCL | 66 | 0.8 | ✓ |
| IGN | iShares NA TechMMedia Ntwk | SPGIIPTR | 60 | 3.7 | ✓ |
| PSI | PwrShrs Dyn Semiconductors | DZETR | 52 | 0.4 | |
| XSW | SPDR S&P Software & Srvs | SPSISST | 47 | 0.2 | |
| CQQQ | Guggenheim China Tech | ACNITTR | 46 | 0.3 | ✓ |
| PXQ | PowerShares Dyn Networking | DZNTR | 21 | 0.1 | |
| QQQC | Global X NASDAQ China Tech | NCL9000X | 12 | 0.1 | ✓ |
| IPK | SPDR S&P Intl Technogy | SPBMUTUT | 10 | 0.1 | |
| IPAY | PureFunds ISE Mobile Pay | IPAY | 9 | 0.1 | ✓ |
| XITK | SPDR FactSet Innovative Tech | FDSITPR | 6 | 0.0 | |
| XTH | SPDR S&P Tech Hardware | SPSICHTR | 5 | 0.0 | |
| ITEQ | BlueStar TA-BIGITech Israel | BGTHTR | 4 | 0.1 | |
| BIGD | PureFunds ISE Big Data | BGDTR | 1 | 0.0 | ✓ |
| **Telecommunications** | | | | | |
| VOX | Vanguard Telecomm | MSUSSTCI | $1,775 | $17.1 | ✓ |
| IYZ | iShares US Telecomm | DJSTELT | 811 | 16.5 | ✓ |
| IXP | iShares Glb Telecomm | SPG12CLN | 384 | 2.9 | ✓ |
| FCOM | Fidelity MSCI Telecom Svcs | M2US2TCI | 175 | 1.8 | |
| IST | SPDR S&P Intl Telecomm | SPBMUSUT | 28 | 0.2 | |
| XTL | SPDR S&P Telecom | SPSITETR | 24 | 0.4 | |
| **Utilities** | | | | | |
| XLU | Utilities Sector SPDR | IXUTR | $8,268 | $794.9 | ✓ |
| VPU | Vanguard Utilities | MSUSSUTI | 2,605 | 32.9 | ✓ |
| FXU | First Trust Utilities | STRQUT | 1,821 | 31.8 | ✓ |
| IDU | iShares US Utilities | DJUSUTT | 1,156 | 31.0 | ✓ |
| RYU | Guggenheim S&P 500 EW Utl | SPXEWUT | 301 | 3.5 | |
| FUTY | Fidelity MSCI Utilities | M2US0UTI | 283 | 4.1 | |
| PUI | PwrShrs DWA Utilities Mom | DWUTTR | 236 | 3.1 | |
| JXI | iShares Glb Utilities | SPG12CGN | 169 | 4.6 | ✓ |
| GII | SPDR S&P Glb Infrastruct | SPGTINNT | 80 | 0.4 | |
| IPU | SPDR S&P Intl Utilities | SPBMUUUT | 32 | 0.8 | |
| DBU | WisdomTree GlobalxUS Util | WTIDGXUT | 15 | 0.0 | |
| **Water and Clean Energy** | | | | | |
| PHO | PowerShares Water Resour | GWATUSL | $703 | $1.4 | ✓ |
| CGW | Guggenheim S&P Glb Water | SPGTAQNT | 413 | 1.7 | |
| TAN | Guggenheim Solar | SUNIDX | 235 | 2.3 | ✓ |
| PIO | PowerShares Global Water | GWATERL | 201 | 0.4 | |
| FIW | First Trust ISE Water | HHO | 137 | 1.0 | ✓ |
| PBW | PwrShrs WH Clean Energy | ECO | 92 | 0.3 | ✓ |
| GEX | VanEck Vec Glb Alt Energy | AGIXLT | 86 | 0.3 | ✓ |
| ICLN | iShares Glb Clean En | SPGTCLNT | 79 | 0.3 | |
| FAN | First Trust Glb Wind Ener | GWE | 77 | 0.6 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide July 2016

Exchange Traded Funds (ETFs) Equities ($MM) Opt.* Sym Name Index ($MM) 1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016. * Opt. denotes US listed options trading available on the underlying security. US ETF & ETN Guide July 2016 | 5 $VLD 3DFLÀF/ EWJiShares MSCI JapanNDDUJN$13,635 $506.1 9 VPL9DQJXDUG )76( 3DFLÀFACDAPR2,873 31.2 9 AAXJiShares MSCI AC Asia ex JPNDUECAXJ2,314 44.7 9 EPPL6KDUHV 06&, 3DFLÀF H[--3 NDDUPFXJ2,143 20.7 9 EWAiShares MSCI Australia NDDUAS1,665 64.0 9 EWHiShares MSCI Hong KongNDDUHK1,584 73.6 9 DBJPDB X-trckrs MSCI Japan Hdg M0JPHUSD1,271 31.0 9 IPACL6KDUHV &RUH 06&, 3DFLÀFM1PCIME753 4.2 HEWJiShrs Curr Hdg MSCI JapanM0JPHUSD668 29.1 9 EWSiShares MSCI SingaporeNDDUSG567 15.4 9 AIA iShares Asia 50 SPAS50NT348 1.4 SCJiShares MSCI Japan SCNCUAJN169 2.39 ENZLiShares MSCI NZ CapM1CXBLRK126 2.4 9 JPXNiShares JPX Nikkei 400 JPNKNTR92 1.1 Europe VGKVanguard FTSE EuropeACDER$11,913 272.6 9 EZUiShares MSCI EurozoneNDDUEMU8,813 277.7 9 EWGiShares MSCI GermanyNDDUGR3,603 173.0 9 DBEUDB X-Trckr MSCI Eur Hdg EqM0EUHUSD2,950 45.7 9 FEZSPDR EURO STOXX 50 SX5U2,815 115.4 9 IEViShares S&P EuropeSPE35CUN2,499 37.1 9 EWUiShares MSCI UKNDDUUK1,998 76.2 9 HEZUiShrs Curr Hdgd MSCI EurozM0EMHUSR1,463 45.7 9 EWLiShares MSCI Switz CapM1CXBLRO1,100 30.0 9 IEURiShares Core MSCI EuropeMIMUEURN933 6.6 EWPiShares MSCI Spain CapM1CXBLRP675 36.2 9 EWIiShares MSCI Italy CapM1CXBLRM535 26.0 9 HEWG iShrs Curr Hdg MSCI GermanM0DEHUSD503 21.9 9 EWQiShares MSCI FranceNDDUFR318 28.6 9 EWKiShares MSCI Belgium CapM1CXBLRJ302 8.29 EWDiShares MSCI SwedenNDDUSW279 7.09 GREKGlobal X MSCI GreeceM1CXGXA244 3.89 EWNiShares MSCI Netherlands MIMUNETN203 6.59 FEUSPDR STOXX 50 SX5V186 2.5 EIRLiShares MSCI Irelnd Cap IMI M1CXIEAC125 2.1 NORW Global X MSCI Norway M1NO5IM 113 1.1 EISiShares MSCI Israel CappedMISCNU92 1.7 DBGRDB X-trckr MSCI Germany Hdg M0DEHUSD91 1.2 DBEZDB X-trckr MSCI Eurozone Hdg MIMUEHR67 0.9 EDENiShares MSCI DK Cap IMI M1DK5IM 66 3.1 IEUSiShares MSCI Europe SCM1EUSC57 0.4 EWOiShares MSCI Austria CapM1CXBLRQ56 1.6 GXFGlobal X FTSE Nordic RegTN30XN46 0.2 ISRAVanEck Vectors IsraelBLSNTR40 0.1 9 EFNLiShares MSCI FI Cap IMI M1FI5IM 35 0.7 HEWU iShares CurrHdg MSCI UKM0UKHUSE35 0.3 HFXEIQ 50% Hedged FTSE EuropeTPNYL1434 1.2 ENORiShares MSCI Norway Cap IMI M1NO5IM 26 0.5 HEWPiShares CurrHdg MSCI SpainMXES25H25 0.8 PGALGlobal X FTSE Portugal 20 FPGALN24 0.2 EWGSiShares MSCI Germany SCNCUDGR23 0.2 EWUSiShares MSCI UK SCNCUDUK21 0.6 ADRUBLDRS Europe 100 ADRBKTEURT16 0.0 HEWIiShares CurrHdg MSCI Italy MXIT25HE15 0.4 DAXRecon Capital DAX GermanyDAXUSD13 0.1 HFEZSPDR Euro Stoxx 50 Curr Hdg SX5HUN 11 0.1 SMEZSPDR EURO STOXX Small CapSCXU 11 0.3 DBUKDB X-Trckrs MSCI UK Hdg EqM0UKHUSD6 0.1 HGEUProShares Hedged FTSE EurGPPS0045 0.2 International1 Global EFAiShares MSCI EAFENDDUEAFE $58,191 $1,516.0 9 VEAVanguard FTSE Dev Mkt TACDXUSR33,920 320.0 9 VEUVanguard FTSE All-Wrld xUSAWXUSRUS13,226 103.1 9 IEFAiShares Core MSCI EAFEMIMUEAFN11,621 135.8 9 DBEFDB X-trckrs MSCI EAFE Hdg M0EFHUSD10,807 100.0 9 VXUSVanguard Total Intl StockTGPVAN175,982 38.0 9 VTVanguard Total World TGPVA16U5,846 46.3 9 SCHFSchwab International EquityFTAD025,820 51.2 9 SCZiShares MSCI EAFE SCNCUDEAFE5,742 41.5 9 ACWIiShares MSCI ACWINDUEACWF5,624 112.6 9 HEFAiShrs Curr Hdg MSCI EAFEM0EFHUSD3,561 38.2 9 EFViShares MSCI EAFE ValueNDUVEAFF2,817 21.0 9 VSSVanguard FTSE AWxUS SCTGPVA09U2,571 11.8 9 IXUSiShrs Core MSCI Total Intl MXWDUIM 2,483 13.7 9 EFGiShares MSCI EAFE Growth NDUGEAFF2,252 17.8 9 ACWX iShares MSCI ACWI ex USNDUEACWZ1,869 37.7 9 IOOiShares Global 100 SPG10CUN1,614 2.59 CWISPDR MSCI ACWI ex-USM1WDU 764 7.79 SCHCSchwab Intl Small-CapGPSCW002748 3.49 GWXSPDR S&P Intl SCSTBMWUU2687 3.99 GWLSPDR S&P World ex-USSTBMWUU608 3.99 URTHiShares MSCI World M1WO 285 2.79 TOKiShares MSCI KokusaiNDDUKOK278 0.6 HFXIIQ 50% Hedged FTSE Intl TPNYL12129 0.9 DGTSPDR Global Dow GDOWD89 0.39 DBAW DB X-trckr MSCI AWexUS Hdg M1WDUHED67 0.6 ADRDBLDRS DM 100 ADRBKTDMT59 0.2 ACIM SPDR MSCI ACWI IMI M1WDIM 51 0.3 MDD SPDR S&P Intl MCSPBMUMUT48 0.2 HSCZiShares CurrHdg MSCI EAFE SC MXEASCH8 0.0 DBESDB X-trckr MSCI EAFE SC Hdg MXEASCHR2 0.0 HAWX iShrs CurrHdg MSCI ACWIexUS M1WDUHED2 0.0 HACW iShares CurrHdg MSCI ACWIMXCXDMH 1 0.0 Bberg Assets Avg Vol1 International (continued) $VLD 3DFLÀF (FRQWLQXHG) JSCSPDR Russ/Nom Japan SCRNIRIS$53 $0.2 JPPSPDR Russ/Nom Prime JPRNIRIP27 0.2 HFXJIQ 50% Hedged FTSE JapanGPNYL02024 0.0 JPNDB X-trackers JPX-Nikkei 400 JPNK40024 0.2 ADRABLDRS Asia 50 ADRBKTAST21 0.0 HAUDiShares CurrHdg MSCI Austr M0AUHUSD9 0.0 KROOIQ Australia SCIQSMAUST7 0.1 DBAPDB X-Trckr MSCI AsiaPacxJPM0APJHUS5 0.0 HGJPProShares Hedged FTSE JapanGPPS0084 0.1 DBAUDB X-trckr MSCI Aus HdgEqM0AUHUSR4 0.0 JPNHDB X-trckr JPX-Nikkei 400 JN4NUH3 0.0 HJPXiShrs CurrHdg JPX-Nikkei 400 JN4NUH2 0.1 Bberg Assets Avg Vol1 SymNameIndex ($MM) ($MM) Opt.* Sectors (continued) Water and Clean Energy (continued) PZDPowerShares CleantechCTIUS$72 $0.1 QCLNFirst Trust NQ Green EnergyCELS61 0.2 PBDPwrShrs Glb Clean EnergyNEXUST58 0.2 PUWPwrShrs WH Progr EnergyWHPRO23 0.1 EVXVE Vec Environment SvcsAXENV17 0.0 KWTVanEck Vectors Solar EnerMVKWTTR13 0.1

Exchange Traded Funds (ETFs) Equities

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **International (continued)** | | | | | |
| **Europe (continued)** | | | | | |
| HEWL | iShares CurrHdg MSCI Swiss | MXCH25H | $2 | $0.0 | |
| DBSP | DB X-trckr MSCI Spain HdgEq | MXES25HR | 2 | 0.0 | |
| DBSE | DB X-trckr MSCI SoEur HdgEq | M1EUHDGR | 2 | 0.0 | |
| DBIT | DB X-trckr MSCI Italy HdgEq | MXIT25HR | 2 | 0.0 | |
| HEUS | iShr CurrHdg MSCI EurSC MinV | M1CXESH | 1 | 0.0 | |
| **North America** | | | | | |
| EWC | iShares MSCI Canada | NDDUCA | $2,820 | $67.0 | ✓ |
| QCNDA | IQ Canada SC | IQSMCANT | 11 | 0.1 | |
| HEWC | iShares CurrHdg MSCI Canada | M0CAHUSE | 9 | 0.1 | |
| **Emerging Markets – Regional** | | | | | |
| INDA | iShares MSCI India | NDEUSIA | $3,874 | $51.5 | ✓ |
| EWZ | iShares MSCI Brazil Cap | M1CXBLRN | 3,766 | 567.3 | ✓ |
| FXI | iShares FTSE China LC | TXIN0UNU | 3,583 | 826.6 | ✓ |
| EWY | iShares MSCI S Korea Cap | M1CXKRSI | 3,310 | 141.3 | ✓ |
| EWT | iShares MSCI Taiwan | NDEUSTW | 2,526 | 108.4 | ✓ |
| MCHI | iShares MSCI China | NDEUCHF | 1,947 | 46.2 | ✓ |
| RSX | VanEck Vectors Russia | MVRSXTR | 1,756 | 198.2 | ✓ |
| EWW | iShares MSCI Mex Cap IMI | M1CXBLRL | 1,054 | 120.7 | ✓ |
| ILF | iShares S&P Latin Amer 40 | SPLACCUN | 793 | 29.7 | ✓ |
| INDY | iShares S&P India 50 | BXTRNIF$ | 745 | 5.2 | ✓ |
| GXC | SPDR S&P China | SCNUN | 707 | 5.0 | ✓ |
| EIDO | iShares MSCI Indonesia | MIMUINON | 678 | 20.2 | ✓ |
| FM | iShares MSCI Frontier 100 | M1FM100 | 421 | 8.6 | ✓ |
| PIN | PowerShares India | III | 408 | 19.1 | ✓ |
| ASHR | DB X-trckr Harv CSI 300 CH | CSIN0301 | 405 | 36.7 | ✓ |
| THD | iShares MSCI Thai Cap IMI | M1CXTHSI | 398 | 15.0 | ✓ |
| EPHE | iShares MSCI Philippines | MIMUPHIN | 376 | 12.4 | ✓ |
| EZA | iShares MSCI South Africa | NDEUSSA | 376 | 34.4 | ✓ |
| VNM | VanEck Vectors Vietnam | MVVNMTR | 356 | 3.6 | |
| ERUS | iShares MSCI Russia Capped | MSEURU$N | 348 | 6.9 | |
| ECH | iShares MSCI Chile Cap IMI | M1CXCLSI | 330 | 12.9 | ✓ |
| GMF | SPDR S&P EM Asia Pacific | SEPUN | 325 | 2.8 | ✓ |
| EWM | iShares MSCI Malaysia | NDDUMAF | 321 | 19.0 | ✓ |
| TUR | iShares MSCI Turkey | MIMUTURN | 313 | 16.2 | ✓ |
| EPU | iShares MSCI All Peru Cap | M1PECAPD | 219 | 5.9 | ✓ |
| SCIF | VanEck Vectors India SC | MVSCIFTR | 195 | 2.6 | ✓ |
| BKF | iShares MSCI BRIC | NDUEBRIC | 172 | 0.6 | ✓ |
| EPOL | iShares MSCI Pol Cap | M1CXPLSI | 171 | 5.1 | |
| FNI | First Trust ISE Chindia | ICK | 168 | 0.8 | |
| PGJ | PwrShr Golden Dragon China | HXCX | 146 | 0.6 | ✓ |
| EEMA | iShares MSCI EM Asia | NDUEEGFA | 126 | 0.7 | |
| IDX | VanEck Vectors Indonesia | MVIDXTR | 113 | 1.6 | |
| BRF | VanEck Vectors Brazil SC | MVBRFTR | 102 | 0.7 | ✓ |
| HAO | Guggenheim China SC | ACNSC | 97 | 0.7 | ✓ |
| BBRC | EGShares Beyond BRICs | TFBBRCNU | 95 | 1.0 | |
| GXG | Global X MSCI Colombia | M1ACOCP | 84 | 1.3 | ✓ |
| PEK | VE Vectors ChinaAMC A-Sh | CSIR0300 | 74 | 1.3 | ✓ |
| BIK | SPDR S&P BRIC 40 | SPTRBRIC | 73 | 0.2 | |
| ARGT | Global X MSCI Argentina | M1AAR5R | 71 | 1.4 | ✓ |
| EEB | Guggenheim BRIC | DRBRICT | 71 | 0.2 | ✓ |
| AFK | VanEck Vectors-Africa | MVAFKTR | 69 | 0.8 | |
| SMIN | iShares MSCI India SC | MSLUINDN | 58 | 0.4 | |
| RSXJ | VanEck Vectors Russia SC | MVRSXJTR | 56 | 0.7 | |
| DBKO | DB X-trckr MSCI SKorea Hdg | M1KRD25S | 53 | 2.9 | |
| QAT | iShares MSCI Qatar Capped | M1QLCE | 46 | 0.2 | |
| EWZS | iShares MSCI Brazil SC | MSLUBRZN | 44 | 0.3 | |
| CNXT | VEVctr China AMC SME ChiNext | SZ399611 | 39 | 1.6 | ✓ |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **International (continued)** | | | | | |
| **Emerging Markets – Regional (continued)** | | | | | |
| GUR | SPDR S&P Emerging Europe | STBMEECQ | $36 | $0.9 | ✓ |
| GML | SPDR S&P EM Lat Am | SLAUN | 32 | 0.3 | |
| UAE | iShares MSCI UAE Capped | M1ALCE | 31 | 0.2 | |
| GAF | SPDR S&P EM Middle East | STBMMEU | 29 | 0.1 | |
| EGPT | VanEck Vectors Egypt Index | MVEGPTTR | 25 | 0.5 | |
| ASHS | DBXTrckr Harv CSI500 Ch-A SC | CSIH0310 | 25 | 1.5 | ✓ |
| RBL | SPDR S&P Russia | SPCQXRUN | 24 | 0.1 | |
| NGE | Global X MSCI Nigeria | M1ANI5R | 23 | 0.6 | |
| YAO | Guggenheim China All-Cap | ACNACTR | 22 | 0.1 | ✓ |
| SCIN | EGShares India SC | ISCINT | 20 | 0.1 | |
| ECNS | iShares MSCI China SC | MSLUCHNN | 18 | 0.1 | ✓ |
| ICOL | iShares MSCI Colombia Cap | M1ACOCP | 17 | 0.1 | |
| KBA | KrnShrs Bosera MSCI ChinaA | M1CNAI | 14 | 0.2 | |
| PLND | VanEck Vectors Poland | MVPLNDTR | 13 | 0.1 | |
| ASEA | Global X Southeast Asia | TAS40NU | 13 | 0.1 | |
| HEWY | iShares CurrHdg MSCI SoKorea | M1KRD25S | 12 | 0.3 | |
| PAK | Global X MSCI Pakistan | MXCXP25R | 11 | 0.1 | |
| EEML | iShares MSCI EM LatAm | NDUEEGFL | 10 | 0.1 | |
| CXSE | WisdomTree CH Ex-SOE | CHXSOETR | 9 | 0.1 | |
| CNYA | iShares MSCI China A | M1CNAI | 9 | 0.0 | |
| XCEM | EGShares EM Core ex-China | EGAXCEMT | 9 | 0.1 | |
| BICK | First Trust BICK | BIQ | 8 | 0.0 | |
| MES | VanEck Vectors Gulf States | MVMESTR | 7 | 0.0 | |
| IDXJ | VanEck Vectors Indonesia SC | MVIDXJTR | 6 | 0.0 | |
| AFTY | CSOP FTSE China A50 | A50CNHN | 5 | 0.1 | ✓ |
| KSA | iShrs MSCI Saudi Arabia Cap | M1SA5IM | 5 | 0.1 | |
| DBMX | DB X-trckr MSCI Mexico Hdg | M1MXDSIM | 4 | 0.0 | |
| CN | DB X-trckr MSCI All CH Eq | M1CNAL | 4 | 0.1 | |
| DBBR | DB X-trckrs MSCI Braz Hdg | M0BRHUSD | 4 | 0.0 | |
| BRAZ | Global X Brazil MC | SOLBRAZ | 4 | 0.0 | |
| AND | Global X FTSE Andean 40 | TANDE40U | 4 | 0.0 | |
| EMBB | SPDR MSCI EM Beyond BRIC | M1EMBRIC | 3 | 0.0 | |
| ASHX | DB X-trckr CSI 300 A-Sh Hdg | CSIH0405 | 2 | 0.0 | |
| XINA | SPDR MSCI China A Shrs IMI | M1CNAIIR | 2 | 0.0 | |
| KEMP | KraneShares FTSE EM Plus | GDPECON | 2 | 0.0 | |
| CNHX | CSOP MSCI China A Intl Hdg | M1CXCNA | 1 | 0.0 | |
| HEWW | iShares CurrHdg MSCI Mexico | M1MXDSIM | 1 | 0.0 | |
| **Emerging Markets – General** | | | | | |
| VWO | Vanguard FTSE EM | TFQEACR | $39,421 | $590.8 | ✓ |
| EEM | iShares MSCI Emg Mkts | NDUEEGF | 27,297 | 2,268.5 | ✓ |
| IEMG | iShares Core MSCI EM | MIMUEMRN | 14,062 | 234.8 | ✓ |
| SCHE | Schwab Emrg Markets Equity | FTAG01 | 1,898 | 12.5 | ✓ |
| EWX | SPDR S&P Emerging SC | SPBMKSUT | 313 | 2.6 | ✓ |
| HEEM | iShares Curr Hdg MSCI Emerg | M1EFHUS | 196 | 1.5 | |
| GMM | SPDR S&P Emg Mkts | SEMUN | 190 | 1.9 | |
| DBEM | DB X-trackers MSCI EM Hdg | M0EMHUSD | 136 | 1.5 | |
| ADRE | BLDRS EM 50 ADR | BKTEMT | 125 | 0.2 | |
| EEMS | iShares MSCI EM SC | MSLUEMRN | 113 | 1.5 | |
| FRN | Guggenheim Frontier Mkts | BKNFRR | 38 | 0.1 | |
| EMFM | Global X Next EM & FM | EMFM | 13 | 0.8 | |
| EWEM | Guggenheim MSCI EM EW | MXEMECWR | 11 | 0.0 | |
| EMCR | EGShares EM Core | SPEMCRT | 5 | 0.0 | |
| EMHZ | iShares MSCI EM Horizon | M1EFH | 3 | 0.0 | |
| EMFT | SPDR MSCI EM 50 | M1EF50 | 2 | 0.0 | |
| **Leveraged – Equities** | | | | | |
| NUGT | Direxion Gld Mnrs Bull 3x | GDM | $1,737 | $597.1 | ✓ |
| SSO | ProShares Ultra S&P500 | SPX | 1,475 | 244.6 | ✓ |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide July 2016

Exchange Traded Funds (ETFs) Equities

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Leveraged – Equities (continued)** | | | | | |
| FAS | Direxion Daily Finan Bull 3x | RGUSFL | $1,202 | $116.3 | ✓ |
| TQQQ | ProShares UltraPro QQQ | NDX | 1,095 | 363.1 | ✓ |
| QLD | ProShares Ultra QQQ | NDX | 850 | 110.5 | ✓ |
| UVXY | ProShares Ultra VIX ShrTrm | SPVXSP | 797 | 806.4 | ✓ |
| TNA | Direxion Daily SC Bull 3x | RTY | 724 | 325.6 | ✓ |
| UPRO | ProShares UltraPro SP500 | SPX | 669 | 185.1 | ✓ |
| UYG | ProShares Ultra Financials | DJUSFN | 665 | 4.0 | ✓ |
| JNUG | Direxion Jr Gold Bull 3X | MVGDXJTR | 566 | 101.1 | ✓ |
| ERX | Direxion Daily Ener Bull 3x | IXE | 544 | 110.3 | ✓ |
| SPXL | Direxion Daily SPX Bull 3x | SPX | 483 | 144.8 | ✓ |
| BIB | ProShr Ult Nasdaq Biotech | NBI | 445 | 34.8 | ✓ |
| CURE | Direxion HlthCr Bull 3x | IXV | 250 | 4.3 | ✓ |
| LABU | Direxion S&P Biotech Bu3X | SPSIBITR | 247 | 123.2 | ✓ |
| URE | ProShares Ultra RealEstate | DJUSRE | 231 | 6.9 | ✓ |
| EDC | Direxion Daily EM Bull 3x | MXEF | 222 | 69.6 | ✓ |
| DDM | ProShares Ultra Dow30 | INDU | 208 | 21.4 | ✓ |
| UWM | ProShares Ultra R2000 | RTY | 171 | 15.2 | ✓ |
| RUSL | Direxion Russia Bull 3x | MVRSX | 168 | 19.2 | ✓ |
| TECL | Direxion Daily Tech Bull 3x | IXT | 161 | 5.9 | ✓ |
| DIG | ProShares Ultra Oil & Gas | DJUSEN | 152 | 8.0 | ✓ |
| MVV | ProShares Ultra SP 400 | MID | 149 | 3.3 | ✓ |
| YINN | Direxion FTSE CH Bull 3X | TXINOUU | 127 | 19.6 | ✓ |
| UDOW | ProShares UltraPro Dow30 | INDU | 124 | 35.1 | ✓ |
| ROM | ProShares Ultra Technology | DJUSTC | 106 | 1.1 | ✓ |
| DRN | Direxion Daily RE Bull 3x | RMZ | 106 | 4.7 | ✓ |
| SOXL | Direxion Semicond Bull 3x | SOX | 100 | 12.7 | ✓ |
| URTY | ProShares UltraPro R2000 | RTY | 96 | 10.7 | ✓ |
| RXL | ProShares Ultra HealthCare | DJUSHC | 90 | 0.9 | ✓ |
| EFO | ProShares Ultra MSCI EAFE | MXEA | 90 | 1.7 | |
| INDL | Direxion India Bull 3x | III | 82 | 1.6 | ✓ |
| BRZU | Direxion Brazil Bull 3X | M1BR2550 | 76 | 7.5 | ✓ |
| GUSH | Direxion SP O&G Exp&Prd Bu3X | SPSIOPTR | 63 | 13.8 | ✓ |
| UYM | ProShares Ultra Basic Mat | DJUSBM | 58 | 0.6 | ✓ |
| GASL | Direxion Nat Gas Bull 2x | FUM | 56 | 13.6 | ✓ |
| CHAU | Direxion CSI 300 CH-A Bull2X | CSIN0301 | 55 | 4.3 | ✓ |
| MIDU | Direxion Daily MC Bull 3x | MID | 54 | 1.3 | ✓ |
| RETL | Direxion Retail Bull 3x | RU1SSRTL | 43 | 1.0 | ✓ |
| UBIO | Prshrs UltraPro NASDAQ Biot | NBI | 42 | 5.5 | ✓ |
| EURL | Direxion FTSE Europe 3X Bull | TGPVAN31 | 32 | 1.2 | ✓ |
| UBR | ProShr Ultra MSCI Braz Cap | MXBR2550 | 32 | 0.5 | |
| UMDD | ProShares UltraPro Mid400 | MID | 30 | 0.6 | ✓ |
| EET | ProShares Ultra MSCI EM | MXEF | 25 | 0.6 | ✓ |
| USD | ProShares Ultra Semicond | DJUSSC | 24 | 0.4 | ✓ |
| UCC | ProShares Ultra Cons Svcs | DJUSCY | 23 | 0.2 | |
| XPP | ProShrs Ultra FTSE China 50 | XINOU | 21 | 0.7 | ✓ |
| SAA | ProShares Ultra S&P600 | SML | 20 | 0.1 | ✓ |
| UPW | ProShares Ultra Utilities | DJUSUT | 20 | 0.4 | |
| UXI | ProShares Ultra Industrial | DJUSIN | 19 | 0.2 | ✓ |
| DZK | Direxion Daily DM Bull 3x | MXEA | 19 | 0.6 | ✓ |
| UGE | ProShares Ultra Cons Goods | DJUSNC | 19 | 0.2 | |
| LBJ | Direxion Daily LatAm 3x Bull | SPTRL40N | 18 | 0.3 | ✓ |
| GDXX | Prshrs Ultra Gold Miners | GDM | 17 | 0.9 | ✓ |
| GDJJ | Prshrs Ultra Jr Gold Miners | MVGDXJ | 13 | 0.4 | |
| EZJ | ProShares Ultra MSCI Japan | MXJP | 12 | 0.2 | ✓ |
| UPV | ProShr Ultra FTSE Europe | FTAD06 | 11 | 0.2 | |
| JPNL | Direxion Japan 3X Bull | NDDUJN | 10 | 0.4 | ✓ |
| FINU | ProShares UltraPro Finl | IXMTR | 9 | 0.1 | |
| LLSP | Direxion SP500 1.25x Bull | SPX | 7 | 0.2 | |
| KRU | ProShrs Ultra S&P Reg Bank | KRX | 6 | 0.1 | |
| LTL | ProShares Ultra Telecomm | DJSTEL | 6 | 0.1 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Leveraged – Equities (continued)** | | | | | |
| LLSC | Direxion SC 1.25x Bull | RTY | $5 | $0.0 | |
| KORU | Direxion SK Bull 3X | M1KR2550 | 5 | 0.1 | |
| UMX | ProShr Ultra MSCI Mex Cap | MXMX5IM | 4 | 0.0 | |
| NAIL | Direxion HomeBld&Supp Bu3X | DJSHMBT | 3 | 0.0 | |
| SPUU | Direxion S&P 500 Bull 2X | SPX | 3 | 0.2 | |
| SMLL | Direxion Daily SC Bull 2x | RTY | 2 | 0.0 | |
| UXJ | ProShr Ult MSCI Pac ex JP | MXPCJ | 2 | 0.0 | |
| HAKK | Direxion Cyber Sec Bull 2X | HXR | 2 | 0.0 | |
| PILL | Direxion Pharma&Med Bull2X | DZR | 2 | 0.0 | |
| DPST | Direxion Reg Banks Bull 3X | SOLRBK | 1 | 0.0 | |
| UOP | Prshrs Ultra O&G Exp&Prd | SPSIOP | 1 | 0.0 | |
| LLDM | Direxion FTSE DM 1.25x Bull | TGPVAN33 | 1 | 0.0 | |
| LLEM | Direxion FTSE EM 1.25x Bull | TGPVAN30 | 1 | 0.0 | |
| HBU | PrShrs Ultra Homebuild&Supp | DJSHMB | 1 | 0.0 | |
| **Inverse – Equities** | | | | | |
| SH | ProShares Short S&P500 | SPX | $2,573 | $172.5 | ✓ |
| SDS | ProShares UltraShort SP500 | SPX | 2,088 | 271.8 | ✓ |
| SPXU | ProShares UltPro Shrt SP500 | SPX | 831 | 196.4 | ✓ |
| TZA | Direxion Daily SC Bear 3x | RTY | 588 | 216.3 | ✓ |
| SQQQ | ProShares UltraPro Shrt QQQ | NDX | 546 | 178.1 | ✓ |
| SPXS | Direxion Daily SPX Bear 3x | SPX | 474 | 109.7 | ✓ |
| SVXY | ProShares Short VIX ShrTrm | SPVXSPID | 441 | 376.8 | ✓ |
| RWM | ProShares Short R2000 | RTY | 422 | 41.8 | ✓ |
| PSQ | ProShares Short QQQ | NDX | 396 | 41.0 | ✓ |
| QID | ProShares UltraShort QQQ | NDX | 373 | 99.9 | ✓ |
| DUST | Direxion Gld Mnrs Bear 3x | GDM | 334 | 220.5 | ✓ |
| FAZ | Direxion Daily Finan Bear 3x | RGUSFL | 329 | 77.6 | ✓ |
| DOG | ProShares Short Dow30 | INDU | 306 | 19.6 | ✓ |
| EUM | ProShares Short MSCI EM | MXEF | 239 | 24.5 | ✓ |
| DXD | ProShares UltraShort Dow30 | INDU | 207 | 24.7 | ✓ |
| SDOW | ProShares UltraPro Shrt D30 | INDU | 205 | 31.6 | ✓ |
| TWM | ProShares UltSh R2000 | RTY | 166 | 51.6 | ✓ |
| EDZ | Direxion Daily EM Bear 3x | MXEF | 120 | 45.7 | ✓ |
| EFZ | ProShares Short MSCI EAFE | MXEA | 107 | 5.8 | ✓ |
| SRTY | ProShares UltraPro Shrt R2 | RTY | 91 | 18.2 | ✓ |
| CHAD | Direxion CSI 300 CH-A Br1X | CSIN0301 | 89 | 3.9 | ✓ |
| LABD | Direxion S&P Biotech Br3X | SPSIBITR | 87 | 52.6 | ✓ |
| ERY | Direxion Daily Ener Bear 3x | IXE | 81 | 44.1 | ✓ |
| YANG | Direxion FTSE CH Bear 3X | TXINOUU | 77 | 16.6 | ✓ |
| JDST | Direxion Jr Gold Bear 3X | MVGDXJTR | 67 | 33.9 | ✓ |
| BIS | ProShr UltShrt Nsdq Biotech | NBI | 63 | 17.9 | ✓ |
| RUSS | Direxion Russia Bear 3x | MVRSX | 57 | 11.8 | ✓ |
| SKF | ProShares UltSh Financials | DJUSFN | 57 | 3.3 | ✓ |
| FXP | ProShares UltSh FTSE China | XIN0I | 57 | 3.8 | ✓ |
| EPV | ProShares FTSE Euro | FTAD06 | 54 | 2.6 | ✓ |
| SOXS | Direxion Semicond Bear 3x | SOX | 49 | 5.4 | ✓ |
| EEV | ProShares UltSh MSCI EM | MXEF | 43 | 6.1 | ✓ |
| SEF | ProShares Short Financials | DJUSFN | 42 | 1.2 | ✓ |
| DUG | ProShares UltSh Oil & Gas | DJUSEN | 41 | 12.4 | ✓ |
| SPDN | Direxion S&P 500 Bear 1X | SPX | 38 | 1.5 | |
| BZQ | ProShares UltSh MSCI Brazil | MXBR2550 | 35 | 6.2 | ✓ |
| DRIP | Direxion SP O&G Exp&Prd Br3X | SPSIOPTR | 31 | 12.5 | ✓ |
| SRS | ProShares UltSh Real Est | DJUSRE | 31 | 3.8 | ✓ |
| REK | ProShares Shrt Real Estate | DJUSRE | 28 | 0.5 | ✓ |
| MYY | ProShares Short SP 400 | MID | 28 | 1.0 | ✓ |
| TECS | Direxion Daily Tech Bear 3x | IXT | 19 | 2.0 | ✓ |
| DRV | Direxion Daily RE Bear 3x | RMZ | 17 | 1.5 | ✓ |
| EWV | ProShares UltSh MSCI Japan | MXJP | 15 | 1.0 | ✓ |
| SBM | ProShares Shrt Basic Mat | DJUSBM | 13 | 0.2 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide July 2016 | 7

Exchange Traded Funds (ETFs) Equities

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Inverse – Equities (continued)** | | | | | |
| SMN | ProShares UltSh Basic Mat | DJUSBM | $13 | $0.7 | ✓ |
| YXI | ProShrs Shrt FTSE China 50 | XINOU | 12 | 0.4 | ✓ |
| SBB | ProShares Short S&P600 | SML | 11 | 0.1 | |
| MIDZ | Direxion Daily MC Bear 3x | MID | 9 | 0.9 | ✓ |
| DPK | Direxion Daily DM Bear 3x | MXEA | 9 | 0.5 | ✓ |
| MZZ | ProShares UltraSh SP400 | MID | 8 | 0.4 | ✓ |
| GASX | Direxion NatGas Bear 3X | FUM | 8 | 2.7 | ✓ |
| EFU | ProShares UltSh MSCI EAFE | MXEA | 7 | 0.2 | ✓ |
| DDG | ProShares Short Oil & Gas | DJUSEN | 7 | 0.7 | ✓ |
| ZBIO | Prshrs UltPro Sh NASDAQ Biot | NBI | 7 | 2.6 | ✓ |
| LABS | Direxion S&P Biotech Bear 3X | SPSIBI | 7 | 0.1 | |
| SDP | ProShares UltSh Utilities | DJUSUT | 6 | 0.2 | |
| REW | ProShares UltSh Technology | DJUSTC | 5 | 0.2 | ✓ |
| SMDD | ProShares UltraPro Shrt SP4 | MID | 4 | 0.4 | ✓ |
| SDD | ProShares UltraShort SP600 | SML | 4 | 0.0 | |
| SIJ | ProShares UltSh Industrial | DJUSIN | 3 | 0.1 | ✓ |
| CLAW | Direxion HomeBld&Supp Br3X | DJSHMBT | 3 | 0.1 | |
| RXD | ProShares UltSh HealthCare | DJUSHC | 3 | 0.1 | |
| SSG | ProShares UltSh Semicond | DJUSSC | 2 | 0.1 | ✓ |
| FAZZ | Direxion Financial Bear 1X | IXM | 2 | 0.0 | |
| TECZ | Direxion Technology Bear 1X | IXT | 2 | 0.0 | |
| SCC | ProShares UltSh Cons Svcs | DJUSCY | 2 | 0.1 | |
| GDXS | Prshrs UltraSh Gold Miners | GDM | 2 | 0.3 | ✓ |
| KRS | ProShares Shrt S&P Reg Bank | KRX | 2 | 0.0 | |
| FINZ | ProShares UltraPro Sh Fins | IXMTR | 2 | 0.1 | |
| ERYY | Direxion Energy Bear 1X | IXE | 2 | 0.0 | |
| PILS | Direxion Pharma&Med Bear2X | DZR | 2 | 0.0 | |
| SZK | ProShares UltSh Cons Good | DJUSNC | 2 | 0.1 | |
| HAKD | Direxion Cyber Sec Bear 2X | HXR | 2 | 0.1 | |
| SICK | Direxion Healthcare Bear 3X | IXV | 2 | 0.0 | |
| WDRW | Direxion Reg Banks Bear 3X | SOLRBK | 1 | 0.0 | |
| SMK | ProShrs UltraSh MSCI Mex Cap | MXMXSIM | 1 | 0.0 | |
| JPX | ProShares UltSh MSCI PxJP | MXPCJ | 1 | 0.0 | |
| SOP | Prshrs UltraSh O&G Exp&Prd | SPSIOP | 1 | 0.1 | |
| HBZ | PrShrs UltraSh Homebu&Supp | DJSHMB | 1 | 0.0 | |
| GDJS | Prshrs UltraSh Jr Gold Min | MVGDXJ | 0 | 0.0 | |
| **Dividend** | | | | | |
| **Domestic** | | | | | |
| VIG | Vanguard Div Appreciation | DVGTR | $22,176 | $81.7 | ✓ |
| DVY | iShares Select Dividend | DJDVY | 16,343 | 87.4 | ✓ |
| VYM | Vanguard High Div Yield | TGPVAN | 15,147 | 72.2 | ✓ |
| SDY | SPDR S&P Dividend | SPHYDATR | 14,519 | 71.5 | ✓ |
| HDV | iShares High Dividend | MDYFT | 6,538 | 42.2 | ✓ |
| SCHD | Schwab US Dividend Equity | DJUSDIVT | 4,170 | 27.7 | ✓ |
| SPHD | PowerShares SPS High Div | SP5LVHDT | 2,373 | 28.4 | ✓ |
| NOBL | ProShrs SP500 Div Aristocr | SPDAUDT | 2,318 | 19.0 | ✓ |
| FVD | First Trust Value Line Div | VLFVD | 2,235 | 14.1 | ✓ |
| DON | WisdomTree MC Div | WTMDITR | 1,962 | 7.6 | ✓ |
| DLN | WisdomTree LC Div | WTLDITR | 1,922 | 6.2 | ✓ |
| FDL | First Trust Mrngstr Div | MDL | 1,641 | 14.8 | ✓ |
| DES | WisdomTree SC Div | WTSDITR | 1,470 | 6.0 | ✓ |
| QDF | FlexShares Quality Div | NTUQDTR | 1,415 | 6.7 | |
| SDOG | ALPS Sector Dividend Dogs | SDOGXTR | 1,383 | 8.2 | ✓ |
| DHS | WisdomTree High Dividend | WTHYETR | 1,301 | 4.8 | |
| PEY | PowerShares HY Equity Div | DAYTR | 1,047 | 6.1 | ✓ |
| DTN | WisdomTree Dividend ex Fin | WTDXFTR | 969 | 2.6 | ✓ |
| DGRW | WisdomTree US Qual Div Gro | WTDGTR | 674 | 3.4 | ✓ |
| DGRO | iShares Core Div Growth | MSDIVGT | 624 | 5.5 | |
| DTD | WisdomTree Total Dividend | WTDITR | 525 | 1.8 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Dividend (continued)** | | | | | |
| **Domestic (continued)** | | | | | |
| TDIV | FT NASDAQ Tech Dividend | NQ96DVU | $493 | $1.8 | ✓ |
| PFM | PowerShares Div Achievers | DAATR | 299 | 0.7 | ✓ |
| QDEF | FlxShrs Quality Div Defens | NTUQDDFT | 233 | 0.9 | |
| KBWD | PwrShrs KBW High Div Fin | KDXTR | 204 | 1.0 | |
| REGL | Prshrs S&P MC 400 Div Arist | SPDAMCUT | 127 | 1.6 | |
| RDIV | Oppenheimer Ultra Div Rev | REVWDIVT | 124 | 0.9 | |
| SMDV | Prshrs Russ 2000 Div Growers | R2DIVGRO | 115 | 1.3 | |
| QDYN | FlxShrs Quality Div Dynam | NTUQDDYT | 52 | 0.3 | |
| CDL | Vict CEMP US LC HiDiv VolWgt | CEMPULDT | 52 | 0.6 | |
| DGRS | WisdomTree US SC Div Gro | WTSDG | 47 | 0.3 | |
| SPYD | SPDR S&P 500 High Dividend | SPXHDUT | 34 | 0.5 | |
| RDVY | FT NASDAQ Rising Div Achvr | NQDVRIS | 22 | 0.3 | |
| SRET | Global X SuperDividend REIT | SRET | 21 | 0.2 | |
| CSB | Vict CEMP US SC HiDiv VolWgt | CEMPUSDT | 16 | 0.2 | |
| LEAD | Realty Shares DIVCON Ldrs | RSLEAD | 3 | 0.0 | |
| DFND | RealtyShrs DIVCON DivDefend | RSDFND | 3 | 0.0 | |
| DJD | Guggenheim DJIA Dividend | DJIYWT | 3 | 0.0 | |
| GARD | RealtyShrs DIVCON DivGuard | RSGARD | 3 | 0.0 | |
| **International** | | | | | |
| HEDJ | WisdomTree Europe Hedge Eq | WTEHIT | $9,958 | $206.7 | ✓ |
| DXJ | WisdomTree Japan Hedge Div | WTIDJTRH | 7,685 | 297.4 | ✓ |
| IDV | iShares Intl Select Div | DJEPCSDT | 2,883 | 22.4 | ✓ |
| DEM | WisdomTree EM High Div | WTEMHYTR | 1,452 | 10.3 | ✓ |
| DLS | WisdomTree Intl SC Div | WTIDSCTR | 1,094 | 4.0 | ✓ |
| DWX | SPDR S&P Intl Dividend | SPGTDOU | 983 | 5.1 | ✓ |
| DGS | WisdomTree EM SC Div | WTEMSCTR | 956 | 3.4 | ✓ |
| SDIV | Global X SuperDividend | SOLSDIV | 831 | 4.0 | ✓ |
| DFE | WisdomTree Europe SC Div | WTIDESTR | 779 | 13.0 | ✓ |
| PID | PowerShares Internat Div | DATNTR | 665 | 4.4 | ✓ |
| DWM | WisdomTree Intl Equity | WTIDFATR | 608 | 2.5 | |
| IQDF | FlxShrs Intl Qual Div | NTIQDNTR | 452 | 3.0 | |
| IHDG | WisdomTree Intl Hedg DivGro | WTIDGHT | 445 | 6.0 | ✓ |
| DFJ | WisdomTree Japan SC Div | WTIDJSTR | 429 | 4.4 | ✓ |
| DOL | WisdomTree Intl LC Div | WTIDLCTR | 363 | 1.6 | |
| FGD | First Trust DJ Glb Sel Div | DJGSD | 336 | 1.3 | |
| DIV | Global SuperDividend US | IDIVT | 332 | 2.4 | |
| EDIV | SPDR S&P EM Dividend | SPGTEDUN | 279 | 2.3 | ✓ |
| DDWM | WT Dynamic CurrHdg Intl | WTDFAHDT | 265 | 2.4 | |
| DTH | WisdomTree Intl High Div | WTIDHYTR | 243 | 0.9 | |
| DOO | WisdomTree Intl Div | WTIDXFTR | 225 | 1.0 | |
| EUSC | Wisdomtree Europe Hdgd SC | WTESEHT | 217 | 1.8 | ✓ |
| DVYE | iShares EM Dividend | DJEMDIVR | 179 | 1.8 | |
| DXGE | WisdomTree Germany Hdgd Eq | WTIDGEHT | 169 | 1.6 | |
| FDD | First Trust STOXX EUSelDiv | SD3L | 168 | 1.1 | ✓ |
| DIM | WisdomTree Intl MC Div | WTIDMCTR | 150 | 0.8 | |
| IDOG | ALPS Intl Sector Div Dogs | IDOGXTR | 146 | 0.7 | |
| VIGI | Vanguard Intl Div Apprec | DVGITR | 105 | 1.6 | |
| VYMI | Vanguard Intl High Div Yld | GPVANDTR | 82 | 1.2 | |
| DEW | WisdomTree Global High Div | WTGDHYTR | 77 | 0.4 | |
| WDIV | SPDR S&P Global Dividend | SPGDAUN | 72 | 0.7 | |
| DXJS | WisdomTree Japan Hedged SC | WTIDJSEH | 72 | 1.6 | ✓ |
| IQDE | FlxShrs Intl Qual Div Def | NTIQDDFN | 63 | 0.3 | |
| DNL | WisdomTree GlbxUS Div Gro | WTGDXGTR | 63 | 0.5 | |
| DVYA | iShares Asia/Pac Div | DJAPSDT | 58 | 0.4 | |
| LVL | Guggenheim S&P Glb Div | SPGTGDON | 53 | 0.1 | |
| AXJL | WisdomTree Asia-Pac ex-JP | WTIDAPXT | 50 | 0.3 | |
| GSD | Wisdomtree Global SC Div | WTGSTR | 38 | 0.1 | |
| HGSD | WisdomTree Glb Hdg SC Div | WTGSHT | 35 | 0.1 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide July 2016

Exchange Traded Funds (ETFs) Equities

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Dividend (continued)** | | | | | |
| **International (continued)** | | | | | |
| AUSE | WisdomTree Australia Div | WTIDAUST | $35 | $0.1 | |
| EFAD | ProSh MSCI EAFE Div Grower | M2EADMAR | 34 | 0.4 | |
| DGRE | WisdomTree EM Div Gro | WTEMDGTR | 33 | 0.2 | |
| FLQD | Franklin LibertyQ Glob Div | FLQD1INR | 27 | 0.1 | |
| DXPS | WisdomTree UK Hedged Equit | WTIDUKHT | 27 | 0.3 | |
| GULF | WisdomTree Middle East Div | WTEMMETR | 20 | 0.2 | |
| IQDY | FlxShrs Intl Qual Div Dyn | NTIQDDYN | 18 | 0.3 | |
| EDOG | ALPS EM Sector Div Dogs | EDOGXTR | 17 | 0.3 | |
| DXKW | WisdomTree Korea Hdgd Eqy | WTKRHT | 16 | 0.2 | |
| HILO | EGShares EM Quality Div | EGAQLDVT | 15 | 0.1 | |
| EUDG | WisdomTree Europe Div Gro | WTEDGTR | 15 | 0.1 | |
| PGHD | Pacer Global High Dividend | PGCOHDNR | 12 | 0.2 | |
| JHDG | WT Japan Hedged Div Gro | WTJDGHTR | 11 | 0.1 | |
| EUDV | ProShares MSCI Eur DivGro | MXCXEDMR | 8 | 0.2 | |
| EMDV | ProShrs MSCI EM Div Grwrs | M1EMDMAR | 6 | 0.1 | |
| IGRO | iShares Intl Div Growth | MSDIDGNU | 5 | 0.1 | |
| DDEZ | WT Dynamic CurrHdg Europe | WTEDHDT | 5 | 0.0 | |
| HDEF | DB X-trckr MSCI EAFE HiDiv | M1EAHDGR | 5 | 0.0 | |
| DDJP | WT Dynamic CurrHdg Japan | WTJTDHDT | 5 | 0.0 | |
| DXUS | WT Global ex-US Hdgd Div | WTGDXHT | 4 | 0.0 | |
| HDWX | SPDR S&P Intl Div Curr Hdg | SPIDDHUN | 4 | 0.1 | |
| HDAW | DB X-trckr MSCI AWxUS HiDiv | M1AFHDG | 4 | 0.1 | |
| SDEM | Global X SuperDividend EM | ISDEMT | 3 | 0.0 | |
| BMLA | BullMark LatAm Slct Leadrs | BMLASL | 3 | 0.1 | |
| DVEM | Wisdomtree EM Dividend | WTEMTR | 3 | 0.1 | |
| IQDG | WisdomTree Intl Qlty Div Gro | WTIDGTR | 3 | 0.0 | |
| DDLS | WT Dynamic CurrHdg Intl SC | WTIDSCHD | 2 | 0.0 | |
| JDG | WisdomTree JP Div Growth | WTJDGTR | 2 | 0.0 | |
| HDWM | WisdomTree Intl Hedged Eq | WTIDFAHT | 2 | 0.0 | |
| HDLS | WisdomTree Intl Hdgd SC Div | WTIDSCHT | 2 | 0.0 | |
| HDEZ | DB X-trckr MSCI Euro HiDiv | M1EMHDG | 2 | 0.0 | |
| HDEE | DB X-trckr MSCI EM HiDiv | M1EEHDG | 2 | 0.0 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide July 2016 | 9

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Exchange Traded Funds (ETFs)

FICC

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Fixed Income** | | | | | |
| **US Credit** | | | | | |
| LQD | iShares iBoxx Invtmt Grade | IBOXIG | $32,357 | $491.6 | ✓ |
| HYG | iShares iBoxx $ HY Corp | IBOXHY | 17,472 | 1,161.3 | ✓ |
| VCSH | Vanguard ST Corporate | BUC1TRUU | 13,249 | 84.9 | ✓ |
| JNK | SPDR Barc High Yield Bond | LHVLTRUU | 12,491 | 446.1 | ✓ |
| CSJ | iShares 1-3 Yr Credit | LD01TRUU | 11,157 | 51.2 | ✓ |
| VCIT | Vanguard Interm Corporate | BCR5TRUU | 9,441 | 69.9 | ✓ |
| CIU | iShares Interm Credit | LUICTRUU | 6,662 | 58.5 | ✓ |
| SCPB | SPDR Barc Short Term Corp | LF99TRUU | 3,868 | 27.0 | ✓ |
| SJNK | SPDR Barc ShTrm High Yld | BHY5TRUU | 3,309 | 39.7 | ✓ |
| HYS | PIMCO 0-5 Year HY Corp Bd | HUCD | 2,085 | 34.5 | ✓ |
| VCLT | Vanguard LT Corporate | LD07TRUU | 1,417 | 20.6 | ✓ |
| ITR | SPDR Barc Interm Credit | LD06TRUU | 1,371 | 11.9 | |
| CLY | iShares 10+Yr Credit | LULCTRUU | 1,072 | 10.9 | ✓ |
| SHYG | iShares 0-5 Yr HY Corp Bd | IBXXSHY1 | 998 | 16.5 | |
| PHB | PowerShares Fund HY Corp | RAFIHY | 948 | 12.6 | ✓ |
| BSCH | Guggenheim BulletShr '17 Bd | BSCBH | 933 | 4.9 | |
| CRED | iShares Core US Credit Bd | LUCRTRUU | 893 | 8.1 | ✓ |
| BSCI | Guggenheim BltShrs '18 CB | BSCBI | 884 | 4.8 | |
| BSJI | Guggenheim BulltShr '18 HY | BSJKI | 735 | 4.8 | |
| BSJH | Guggenheim BulltShr '17 HY | BSJKH | 714 | 3.3 | |
| BSCK | Guggenheim BltShrs '20 CB | BSCBK | 658 | 3.2 | |
| BSCJ | Guggenheim BltShrs '19 CB | BSCBJ | 626 | 3.3 | |
| BSCG | Guggenheim BulletShr '16 Bd | BSCBG | 552 | 3.7 | |
| BSJG | Guggenheim BulltShr '16 HY | BSJKG | 498 | 3.1 | |
| CORP | PIMCO Invest Grade Corp Bd | C0A0 | 494 | 4.7 | |
| BSCL | Guggenheim BltShr 2021 CB | BSCBL | 401 | 2.5 | |
| BSJJ | Ggnhm BltShrs '19 HY CB | BSJKJ | 377 | 3.9 | |
| BSCM | Guggenheim BltShr 2022 CB | BSCBM | 327 | 2.4 | |
| ANGL | VE Vectrs Fallen Angel HY | H0FA | 240 | 3.4 | |
| IBCC | iShrs iBnd '18 Corp ex-Fin | BM18TRUU | 184 | 0.1 | |
| BSJK | Ggnhm BltShrs '20 HY CB | BSJKK | 180 | 2.3 | |
| IBDL | iShares iBonds Dec 2020 CB | BDM4TRUU | 168 | 1.1 | |
| IBDM | iShares iBonds Dec 2021 Corp | BDM7TRUU | 159 | 1.3 | |
| SLQD | iShares 0-5 Yr Inv Gr CB | IBXXSIG1 | 158 | 1.8 | |
| LWC | SPDR Barc LT Credit | LD07TRUU | 155 | 1.3 | |
| IBDK | iShares iBonds Dec 2019 Corp | BDM6TRUU | 153 | 1.2 | |
| BSCN | Guggenheim BltShr 2023 CB | BSCBN | 147 | 1.1 | |
| IBDH | iShrs iBonds Dec '18 Corp | BDM1TRUU | 132 | 0.9 | |
| IHY | VanEck Vectors Intl HY Bd | HXUS | 130 | 0.8 | ✓ |
| IGHG | ProShrs Inv Grd IntRt Hdgd | CFIIIGHG | 119 | 1.2 | |
| BSCO | Guggenheim BltShr 2024 CB | BSCBO | 105 | 0.7 | |
| IBDN | iShares iBonds Dec 2022 Corp | BDM8TRUU | 105 | 0.8 | |
| IBDB | iShrs iBnds Mar '18 Corp | BI18TRUU | 103 | 0.3 | |
| QLTA | iShrs Aaa-A Rated CB | BQF1TRUU | 100 | 0.8 | |
| IBDC | iShrs iBnds Mar '20 Corp | BI20TRUU | 95 | 0.4 | |
| IBDJ | iShares iBonds Dec 2017 Corp | BDM5TRUU | 95 | 0.6 | |
| HYHG | ProShares HY-Int Rate Hdgd | CFIIHYHG | 90 | 0.5 | |
| IBDD | iShrs iBnds Mar '23 Corp | BI23TRUU | 76 | 0.1 | |
| IBCD | iShrs iBnd '20 Corp ex-Fin | BM20TRUU | 70 | 0.2 | |
| IBDO | iShares iBonds Dec 2023 Corp | BDM9TRUU | 66 | 0.5 | |
| IBDF | iShrs iBonds Dec '16 Corp | BDM3TRUU | 65 | 0.2 | |
| BSJL | Ggnhm BltShrs '21 HY CB | BSJKL | 61 | 0.6 | |
| IBDQ | iShares iBonds Dec 2025 Corp | BDMBTRUU | 58 | 0.3 | |
| BSJM | Ggnhm BltShrs '22 HY CB | BSJKM | 54 | 0.6 | |
| PFIG | PwrShrs Fundam IG Corp Bd | RAFIIG | 49 | 0.3 | |
| IBDP | iShares iBonds Dec 2024 Corp | BDMATRUU | 49 | 0.4 | |
| IBCE | iShrs iBnd '12 Corp ex-Fin | BM23TRUU | 40 | 0.1 | |
| QLTB | iShrs Baa-Ba Rated Bd | BQF2TRUU | 37 | 0.5 | |
| CJNK | SPDR BofA ML Crossover Bnd | XOVD | 37 | 0.2 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Fixed Income (continued)** | | | | | |
| **US Credit (continued)** | | | | | |
| SKOR | FlexSh Cred-Scor US Corp Bd | NTUCCBTR | $36 | $0.2 | |
| LQDH | iShrs Int Rate Hedg CorpBd | n/a | 32 | 0.8 | |
| HYGH | iShrs Int Rate Hedg HY Bd | n/a | 30 | 0.3 | |
| BSCP | Guggenheim BulltShr '25 CB | BSCBP | 29 | 0.3 | |
| CBND | SPDR Barc Issuer Scored CB | ISCUTRUU | 26 | 0.3 | |
| IJNK | SPDR Barclays Intl HY Bond | BGHXTRUU | 25 | 0.1 | |
| LDRI | PwrSh LadderRite 0-5Y CorpBd | LDRIG05 | 18 | 0.1 | |
| BSJN | Guggenheim BulltShr '23 CB | BSJKN | 16 | 0.3 | |
| HYZD | WT BofA ML HY Bd Zero Dura | HZCD | 14 | 0.1 | |
| QLTC | iShrs B-Ca Rated Bd | BQF3TRUU | 12 | 0.1 | |
| LKOR | FlxShrs Credit-Scored US CB | NTUCLCBT | 11 | 0.1 | |
| FALN | iShares Fallen Angels USD Bd | BHYFTRUU | 10 | 0.0 | |
| HYXE | iShrs iBxx $ HiYld exO&G CB | IBXXEOG1 | 10 | 0.0 | |
| HYND | WT BofA ML HY Bd Neg Dura | H7CD | 10 | 0.0 | |
| HYIH | DB X-trckr HY CB Int Rt Hdg | SOLHYIH | 9 | 0.1 | |
| CLYH | iShares IntRt Hdg 10+ Yr CB | n/a | 8 | 0.1 | |
| IGIH | DB X-trckr InvGrBd IntRt Hdg | SOLIGIH | 5 | 0.0 | |
| THHY | VE Vectors Treas-Hedg HY | MVTHHY | 5 | 0.0 | |
| **US Government** | | | | | |
| TIP | iShares TIPS Bond | LBUTTRUU | $18,324 | $133.2 | ✓ |
| SHY | iShares 1-3 Yr Treas | IDCOT1TR | 10,054 | 156.8 | ✓ |
| IEF | iShares 7-10 Yr Treas | IDCOT7TR | 9,514 | 271.9 | ✓ |
| TLT | iShares 20+ Yr Treas | IDCOT20T | 8,523 | 1,143.4 | ✓ |
| IEI | iShares 3-7 Yr Treas | IDCOT3TR | 6,184 | 76.8 | ✓ |
| SHV | iShares Short Treas | IDCOTSTR | 3,831 | 111.4 | ✓ |
| VTIP | Vanguard ST Inflat-Protect | LTP5TRUU | 2,419 | 11.8 | |
| GOVT | iShares Core US Treas Bond | IDCOTCTR | 2,227 | 15.6 | |
| TDTT | FlxShr 3Y Tgt Dur TIPS | IBXXTD3T | 1,799 | 3.4 | ✓ |
| BIL | SPDR Barc 1-3 Month T-Bill | LD12TRUU | 1,783 | 70.3 | ✓ |
| SCHP | Schwab US | LBUTTRUU | 1,160 | 9.3 | ✓ |
| SCHO | Schwab Short-Term US Treas | LT01TRUU | 1,144 | 11.9 | |
| STPZ | PIMCO 1-5 Year US TIPS | GVQI | 1,067 | 4.3 | |
| VGSH | Vanguard ST Govt | BFA3TRUU | 878 | 8.5 | |
| TLH | iShares 10-20Yr Treas | IDCOT10T | 846 | 22.6 | ✓ |
| VGIT | Vanguard Interm Govt | BGF3TRUU | 826 | 8.2 | |
| STIP | iShares 0-5Yr TIPS Bond | LTP5TRUU | 750 | 4.1 | |
| SCHR | Schwab Inter-Term US Treas | LT31TRUU | 726 | 8.1 | |
| IPE | SPDR Barclays TIPS | BCIT1T | 691 | 2.2 | |
| VGLT | Vanguard LT Govt | BGFLTRUU | 628 | 9.5 | |
| EDV | Vanguard Extend Dur Treas | BSEPTRUU | 626 | 13.5 | |
| TDTF | FlxShr 5Y Tgt Dur TIPS | IBXXTD5T | 598 | 2.3 | |
| TLO | SPDR Barc Long-Term Treas | LUTLTRUU | 440 | 11.9 | |
| ITE | SPDR Barc Interm Treasury | LT08TRUU | 436 | 10.3 | |
| ZROZ | PIMCO 25+Yr Zero Coup US | STPL | 378 | 7.3 | ✓ |
| PLW | PwrShrs 1-30 Ladder Treas | MRTSYA | 237 | 2.8 | |
| FTSD | Franklin Lbrty Sh Dur USGov | LD24TRUU | 186 | 1.2 | |
| TUZ | PIMCO 1-3 Yr US Treas | G1O2 | 151 | 1.1 | |
| LTPZ | PIMCO 15+ Year US TIPS | G8QI | 104 | 2.8 | ✓ |
| SST | SPDR Barc ShTerm Treas | LTR1TRUU | 101 | 1.3 | |
| TIPZ | PIMCO Broad US TIPS | G0QI | 97 | 0.7 | |
| TIPX | SPDR Barclays 1-10 Yr TIPS | BCIT3T | 26 | 0.3 | |
| SIPE | SPDR Barclays 0-5 Yr TIPS | BCIT0T | 3 | 0.0 | |
| **Aggregate and Other** | | | | | |
| AGG | iShares Core US Agg Bond | LBUSTRUU | $39,772 | $316.1 | ✓ |
| BND | Vanguard Total Bond Market | LBUFTRUU | 31,707 | 167.0 | ✓ |
| BSV | Vanguard Short-Term Bond | BFA1TRUU | 18,198 | 113.9 | ✓ |
| BIV | Vanguard Interm Bond | BFA0TRUU | 10,113 | 60.0 | ✓ |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.

* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide July 2016 | 11

FICC

Exchange Traded Funds (ETFs) FICC

## Fixed Income (continued)

### Aggregate and Other (continued)

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| MBB | iShares MBS | LUMSTRUU | $8,695 | $56.4 | ✓ |
| BKLN | PwrShr Senior Loan Portfol | SPBDLL | 4,746 | 61.8 | ✓ |
| SCHZ | Schwab US Aggregate Bond | LBUSTRUU | 3,176 | 22.8 | |
| FLOT | iShares Floating Rate Bond | BFUSTRUU | 3,024 | 24.9 | ✓ |
| VMBS | Vanguard MBS | LMBGTRUU | 2,650 | 14.9 | |
| CWB | SPDR Barc Convertible Bond | BCSSTRUU | 2,273 | 28.9 | ✓ |
| GVI | iShares IntermGov/Crd | LF97TRUU | 2,071 | 15.6 | ✓ |
| NEAR | iShrs Short Maturity Bond | n/a | 2,008 | 27.9 | |
| BLV | Vanguard Long-Term Bond | BFALTRUU | 2,002 | 20.8 | ✓ |
| BNDS | SPDR Barc Aggregate Bond | LBUSTRUU | 1,390 | 5.8 | |
| BAB | PowerShares Build America | BABS | 982 | 6.4 | |
| GSY | Guggenheim Enh Sh Duration | LD12TRUU | 821 | 8.5 | |
| AGZ | iShares Agency Bond | LUAATRUU | 636 | 5.5 | |
| ISTB | iShares Core 1-5 Yr USD Bd | BUH1TRUU | 613 | 4.5 | |
| FLRN | SPDR Barc InvGrd FloatRate | BFUSTRUU | 565 | 2.1 | |
| IUSB | iShrs Core Total USD BdMkt | LC07TRUU | 520 | 1.0 | |
| FTSL | First Trust Senior Loan | n/a | 482 | 3.6 | |
| VBND | Vident Core US Bond Strategy | VUBDX | 454 | 1.1 | |
| SNLN | Highland/iBoxx Senior Loan | IBXXLLTR | 400 | 2.4 | |
| CMBS | iShares CMBS Bnd | LUCMTRUU | 314 | 2.5 | |
| GBF | iShares Govt/Credit | LUGCTRUU | 276 | 3.8 | |
| MBG | SPDR Barc MBS | LUMSTRUU | 228 | 0.8 | |
| ILTB | iShares Core 10+ Yr USD Bd | BUXMTRUU | 218 | 1.5 | |
| AGGP | IQ Enhanced Core Plus Bd US | IQAGGP | 203 | 4.3 | |
| GNMA | iShares GNMA Bond | LGNMTRUU | 138 | 1.4 | |
| AGGY | WT Barclays US Aggreg Bd Enh | BAYDTRUU | 94 | 1.0 | |
| FLTR | VE Vect Invt Gr Float Rate | MVFLTR | 77 | 0.3 | |
| FIBR | iShrs Edge US FixInc Bal Rsk | n/a | 71 | 0.1 | |
| LMBS | FT Low Duration Opport | n/a | 67 | 0.8 | |
| BABS | SPDR Nuveen Barc BuildAmer | LBABTRUU | 60 | 0.4 | |
| AGGE | IQ Enhanced Core Bond US | IQAGGE | 51 | 1.1 | |
| MBSD | FlexShares Discip Dur MBS | M375 | 38 | 0.2 | |
| AGZD | WT Barc US Agg Bd Zero Dur | BAZDTRUU | 24 | 0.1 | |
| TFLO | iShrs Treas Floating Rate | BTFLTRUU | 20 | 0.1 | |
| RISE | Sit Rising Rate | RISEBP | 17 | 0.1 | |
| DWFI | SPDR DW Fixed Inc Alloc | DWAFIR | 16 | 0.7 | |
| ICSH | iShares Ultra Short-Term Bd | n/a | 15 | 0.2 | |
| BYLD | iShares Yield Optimized Bd | MSAABYOT | 14 | 0.1 | |
| ICVT | iShares Convertible Bond | BCTSTRUU | 14 | 0.1 | |
| AGND | WT Barc US Agg Bd Neg Dur | BUAFTRUU | 13 | 0.1 | |
| GMTB | Columbia Core Bond | LBUSTRUU | 8 | 0.0 | |
| COBO | ProShares USD Covered Bond | COBOUSD | 7 | 0.0 | |
| FCVT | FT SSI Strategic Convert | n/a | 5 | 0.0 | |
| USFR | WisdomTree BBG Float Rate | BUSYFL | 1 | 0.0 | |

### International

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| EMB | iShares JPM USD EM Bond | JPEICORE | $8,288 | $160.1 | ✓ |
| BNDX | Vanguard Total Intl Bond | BGRCTRUH | 5,414 | 40.7 | ✓ |
| PCY | PwrShrs EM Sovereign Debt | DBLQBLTR | 3,435 | 34.8 | ✓ |
| EMLC | VE Vctrs JPM EM Local Curr | GBIEMCOR | 1,829 | 15.6 | ✓ |
| BWX | SPDR Barc Internat Treas | LTXUTRUU | 1,694 | 21.1 | ✓ |
| IGOV | iShares Intl Treas | SPBDXUTR | 772 | 10.3 | ✓ |
| VWOB | Vanguard EM Govt Bond | BURCTRUU | 744 | 5.8 | |
| WIP | SPDR Citi Int Gov Infl Prot | CFIIWILC | 612 | 3.7 | |
| LEMB | iShares EM Local Curr Bond | BMBNTRUU | 467 | 7.1 | ✓ |
| ELD | WisdomTree EM Local Debt | JGENVUUG | 383 | 5.0 | ✓ |
| HYEM | VanEck Vectors EM HY | EMLH | 293 | 4.1 | |
| EBND | SPDR Barc EM Local Bond | BLCDTRUU | 218 | 2.1 | ✓ |
| BWZ | SPDR Barc ST Intl Treasury | LGT3TRUU | 181 | 4.3 | |

## Fixed Income (continued)

### International (continued)

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| IAGG | iShares Intl Aggreg Bond | B10CTRUH | $181 | $0.6 | |
| HYXU | iShares Intl High Yield Bd | IBOAMZGX | 176 | 0.8 | |
| PICB | PwrShr Intl Corp Bond | SPBDICBN | 170 | 1.2 | |
| AUNZ | WisdomTree AU & NZ Debt | n/a | 156 | 0.2 | |
| IBND | SPDR Barc Intl Corp Bond | BG1BTRUU | 141 | 1.6 | |
| GHYG | iShares Glb HY Bd | IBOAMZDB | 106 | 1.0 | |
| ISHG | iShares 1-3 Intl Treas Bd | SPBDXU3T | 105 | 0.6 | |
| EMHY | iShares EM HY Bd | MSBIEHTR | 67 | 1.0 | |
| EMCB | WisdomTree EM Corp Bond | JCBBCOMP | 57 | 0.6 | |
| PGHY | PowerShares Glbl ST HY | DBLQSTHY | 48 | 0.4 | |
| DSUM | PwrShrs Yuan Dim Sum Bd | CCDSBIU | 48 | 0.6 | |
| ITIP | iShares Intl Inflation-Link | WXDI | 26 | 0.3 | |
| CEMB | iShares EM Corp Bd | MSBIERTR | 25 | 0.2 | |
| EMAG | VanEck Vect EM Agg Bond | MVEMAG | 15 | 0.1 | |
| GTIP | iShares Glb Inflation-Link | W0DI | 15 | 0.4 | |
| KCNY | KraneShares E Fund China CP | CSIH0396 | 15 | 0.6 | |
| EMCD | SPDR BofA ML EM Bnd | EMSD | 15 | 0.1 | |
| IGEM | VEVctr EM InvGrd + BB Rtd SB | JPEGIGBB | 10 | 0.0 | |
| CBON | VE Vctr China AMC China Bond | CDHATRID | 9 | 0.2 | |
| EMSH | ProShares ShTrm USD EM Bd | DBEMPRO | 8 | 0.1 | |
| CRDT | WisdomTree Strategic CB | n/a | 8 | 0.0 | |
| EMIH | DB X-trckr EM Bd In tRt Hdg | SOLEMIH | 6 | 0.0 | |
| SOVB | Cambria Sovereign HighYld Bd | SOVBOND | 5 | 0.1 | |
| FEMB | First Trust EM Local Curr Bd | n/a | 4 | 0.3 | |
| JGBB | WT Japan Int Rate Strategy | BXIIRS | 4 | 0.0 | |
| HHYX | iShares Curr Hdg Intl HY | IBXXEUST | 4 | 0.1 | |
| GGOV | ProShrs DE Sovereign/SubSov | IBXXXZAB | 4 | 0.4 | |
| EMBH | iShares IntRt Hdg EM Bond | n/a | 2 | 0.0 | |

### Municipal

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| MUB | iShares Natl Muni Bond | SPMUNUST | $7,303 | $45.2 | ✓ |
| SHM | SPDR Nuveen Barc ST Muni | LMM1TR | 2,982 | 17.1 | ✓ |
| HYD | VanEck Vectors HY Muni | LMEHTR | 2,192 | 18.0 | ✓ |
| TFI | SPDR Nuveen Barc Muni Bond | LMMITR | 1,985 | 13.8 | ✓ |
| ITM | VanEck Vectors Interm Muni | LMT2TR | 1,525 | 9.0 | ✓ |
| PZA | PwrShrs Natl AMT-Free Muni | UNAP | 1,378 | 8.0 | ✓ |
| SUB | iShares ST Natl Muni Bond | SPMUSYRT | 1,048 | 5.5 | |
| CMF | iShares CA Muni Bond | SPMUNCAT | 607 | 3.0 | |
| HYMB | SPDR Nuveen S&P HY Muni | SPMUHT | 500 | 5.4 | ✓ |
| VTEB | Vanguard Tax-Exempt Bond | SPMUNUST | 391 | 4.1 | |
| SMB | VanEck Vectors Short Muni | LMT1TR | 267 | 1.0 | |
| MUNI | PIMCO Intermediate Muni | LM17TR | 257 | 1.1 | ✓ |
| NYF | iShares NY Muni Bond | SPMUNNYT | 235 | 1.1 | |
| IBMF | iShrs iBnd 2017 Term Muni | SPMUS17T | 194 | 0.7 | |
| MLN | VanEck Vectors Long Muni | LMT3TR | 182 | 1.3 | |
| CXA | SPDR Nuveen Barc CalifMuni | LMM2TR | 144 | 0.7 | |
| PWZ | PwrShrs Cali AMT-Free Muni | UPCC | 143 | 0.7 | |
| SHYD | VE Vectors Short HY Muni | BMHYTR | 123 | 0.6 | |
| IBMG | iShrs iBnd 2018 Term Muni | SPMUS18T | 123 | 0.5 | |
| IBME | iShrs iBnd 2016 Term Muni | SPMUS16T | 122 | 0.4 | |
| IBMH | iShrs iBnd 2019 Term Muni | SPMUS19T | 110 | 0.5 | |
| IBMI | iShrs iBnd 2020 Term Muni | SPMUS20T | 105 | 0.6 | |
| FMB | First Trust Managed Muni | n/a | 78 | 0.7 | |
| PVI | PwrShrs VRDO Tax Fr Wkly | BBUSVWFT | 63 | 0.2 | |
| PZT | PwrShrs NY AMT-Free Muni | UNYP | 58 | 0.2 | |
| RVNU | DB X-Trckrs Muni Infr Rev | SOLRVNU | 54 | 0.3 | |
| IBMJ | iShrs iBnds Dec '21 Muni Bd | SPMUD21T | 42 | 0.4 | |
| IBMK | iShrs iBnds Dec '22 Muni Bd | SPMUD22T | 40 | 0.4 | |
| INY | SPDR Nuveen Barc NY Muni | LMM3TR | 34 | 0.1 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

12 | US ETF & ETN Guide July 2016

Exchange Traded Funds (ETFs) FICC

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Fixed Income (continued)** | | | | | |
| **Municipal (continued)** | | | | | |
| MEAR | iShares Sh Maturity Muni Bd | n/a | $30 | $0.3 | |
| PRB | VanEck Vectors Pre-Ref Muni | LMPETR | 20 | 0.0 | |
| CMMB | Columbia Interm Muni Bond | n/a | 5 | 0.0 | |
| **Commodities** | | | | | |
| GLD | SPDR Gold Shares | GOLDLNPM | $41,343 | $1,442.2 | ✓ |
| IAU | iShares Gold Trust | GOLDLNPM | 9,296 | 95.9 | ✓ |
| SLV | iShares Silver Trust | SLVRLN | 6,939 | 160.2 | ✓ |
| USO | United States Oil | n/a | 3,154 | 359.8 | ✓ |
| DBC | PowerShares DB Commodity | DBLCIX | 2,585 | 33.8 | ✓ |
| SGOL | ETFS Physical Swiss Gold Sh | GOLDLNPM | 1,090 | 5.2 | ✓ |
| GSG | iShares S&P GSCI Comm | SPGSCITR | 945 | 7.7 | ✓ |
| DBA | PowerShares DB Agriculture | DBAGIX | 817 | 11.0 | ✓ |
| USCI | US Commodity Index | SDCITR | 691 | 3.3 | |
| PPLT | ETFS Physical Platinum Sh | PLTMLNPM | 556 | 4.9 | |
| UNG | United States Natural Gas | n/a | 532 | 69.6 | ✓ |
| DBO | PowerShares DB Oil | DBOLIX | 438 | 6.1 | ✓ |
| PDBC | PwrSh DB Opt Yield Div Comm | DBLCIX | 407 | 4.1 | |
| SIVR | ETFS Physical Silver | SLVRLN | 373 | 1.7 | ✓ |
| DBP | PwrShrs DB Precious Metals | DBPMIX | 324 | 3.1 | ✓ |
| DGL | PowerShares DB Gold | DGLDIX | 260 | 3.8 | ✓ |
| GLTR | ETFS Physical Prec Metal | GLTRI | 244 | 1.4 | |
| GCC | WT Continuous Commodity | CCITR | 227 | 0.9 | ✓ |
| PALL | ETFS Physical Palladium | PLDMLNPM | 196 | 1.7 | |
| DBB | PowerShares DB Base Met | DBBMIX | 182 | 1.7 | ✓ |
| OUNZ | VanEck Merk Gold Shares | n/a | 158 | 1.0 | ✓ |
| DBE | PowerShares DB Energy | DBENIX | 140 | 2.1 | ✓ |
| USL | United States 12 Month Oil | n/a | 116 | 1.8 | ✓ |
| BNO | United States Brent Oil Fd | n/a | 110 | 3.6 | ✓ |
| DBS | PowerShares DB Silver | DBSLIX | 88 | 0.7 | ✓ |
| CORN | Teucrium Corn Fund | TCORN | 74 | 1.5 | ✓ |
| UGA | United States Gasoline | n/a | 74 | 2.2 | ✓ |
| WEAT | Teucrium Wheat | TWEAT | 50 | 0.9 | ✓ |
| UNL | US 12 Month Natl Gas | n/a | 14 | 0.2 | ✓ |
| SOYB | Teucrium Soybean | TSOYB | 12 | 0.4 | ✓ |
| CMDT | iShrs Commodity Optimized | BCOMRST | 11 | 0.1 | |
| CANE | Teucrium Sugar | TCANE | 7 | 0.1 | |
| UHN | US Deisel-Heating Oil | n/a | 4 | 0.0 | |
| CPER | United States Copper | SCITR | 3 | 0.0 | |
| OILD | AccuShrs S&P GSCI Crude Down | SPGSCLP | 3 | 0.0 | |
| OILU | AccuShrs S&P GSCI Crude Up | SPGSCLP | 2 | 0.1 | |
| USAG | United States Agriculture | SDAITR | 2 | 0.0 | |
| TAGS | Teucrium Agricultural Fund | TTAGS | 1 | 0.0 | |
| TONS | WisdomTree Coal Fund | TONSCV | 1 | 0.9 | |
| **Currencies** | | | | | |
| UUP | PowerShares DB USD Bull | USDUPX | $843 | $36.7 | ✓ |
| FXE | CurrencyShares Euro | n/a | 376 | 54.4 | ✓ |
| FXB | CurrencyShares GBP | n/a | 262 | 10.1 | ✓ |
| USDU | WisdomTree Bbg USD Bullish | BBDXT | 249 | 5.4 | ✓ |
| FXC | CurrencyShares CAD | n/a | 213 | 5.1 | ✓ |
| FXA | CurrencyShares AUD | n/a | 177 | 2.8 | ✓ |
| FXF | CurrencyShares CHF | n/a | 161 | 1.3 | ✓ |
| FXY | CurrencyShares JPY | n/a | 146 | 23.0 | ✓ |
| DBV | PwrShrs DB G10 Curr | DBCFHX | 73 | 1.2 | ✓ |
| CYB | WisdomTree CNY Strategy | n/a | 49 | 0.7 | ✓ |
| CEW | WisdomTree EM Curr Strat | n/a | 43 | 0.3 | ✓ |
| UDN | PowerShares DB USD Bear | USDDNX | 39 | 1.0 | ✓ |
| BZF | WisdomTree BRL Strategy | n/a | 23 | 0.2 | ✓ |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Currencies (continued)** | | | | | |
| FXS | CurrencyShares SEK | n/a | $23 | $0.1 | ✓ |
| ICN | WisdomTree INR Strategy | n/a | 11 | 0.0 | ✓ |
| FXCH | CurrencyShrs Ch Renminbi | n/a | 7 | 0.1 | |
| CCX | WisdTree Commodity Curr | n/a | 5 | 0.0 | |
| FXSG | CurrencyShares SGD | n/a | 4 | 0.0 | |
| **Leveraged – FICC** | | | | | |
| UCO | ProShares Ult BBG Crude | BCOMCL | $851 | $129.6 | ✓ |
| AGQ | ProShares Ultra Silver | SLVRLN | 437 | 10.5 | ✓ |
| UGL | ProShares Ultra Gold | GOLDLNPM | 105 | 2.1 | ✓ |
| TMF | Direxion 20Y+ Treas Bull 3x | IDCOT20T | 91 | 16.2 | ✓ |
| UST | ProShares Ultra 7-10 Treas | LT09TRUU | 67 | 2.9 | ✓ |
| UBT | ProShares Ultra 20+ Treas | LT11TRUU | 67 | 1.8 | ✓ |
| BOIL | ProShrs Ult BBG NatGas | BCOMNG | 33 | 1.9 | ✓ |
| UCD | ProShares Ult BBG Comm | BCOM | 12 | 0.1 | |
| ULE | ProShares Ultra Euro | n/a | 9 | 0.2 | ✓ |
| TYD | Direxion 7-10Y Tres Bull 3x | IDCOT7TR | 8 | 0.1 | ✓ |
| YCL | ProShares Ultra Yen | n/a | 7 | 0.2 | ✓ |
| IGU | ProShrs Ult Invt Grd Corp | IBOXIG | 3 | 0.0 | |
| UJB | ProShares Ult High Yield | IBOXHY | 1 | 0.0 | |
| **Inverse – FICC** | | | | | |
| TBT | ProShares UltSh 20+ Treas | LT11TRUU | $1,928 | $74.1 | ✓ |
| TBF | ProShares Short 20+ Treas | LT11TRUU | 649 | 14.0 | ✓ |
| EUO | ProShares UltraSh Euro | n/a | 397 | 12.8 | ✓ |
| TMV | Direxion 20Y+ Treas Bear 3x | IDCOT20T | 317 | 12.1 | ✓ |
| YCS | ProShares UltraSh Yen | n/a | 238 | 7.0 | ✓ |
| SJB | ProShares Short High Yield | IBOXHY | 231 | 4.2 | ✓ |
| SCO | ProShares UltSh BBG Crude | BCOMCL | 172 | 85.5 | ✓ |
| PST | ProShares UltSh 7-10 Treas | LT09TRUU | 132 | 0.9 | ✓ |
| TTT | PrShrs UltPro Sh 20+Y Trea | LT11TRUU | 63 | 0.7 | ✓ |
| GLL | ProShares UltraSh Gold | GOLDLNPM | 55 | 2.6 | ✓ |
| ZSL | ProShares UltSh Silver | SLVRLN | 32 | 3.4 | ✓ |
| TBX | ProShares Short 7-10 Treas | LT09TRUU | 27 | 0.2 | |
| TYO | Direxion 7-10Y Tres Bear 3x | IDCOT7TR | 26 | 0.1 | ✓ |
| CROC | ProShares UltraShort AUD | n/a | 18 | 0.3 | ✓ |
| EUFX | ProShares Short Euro | n/a | 17 | 0.1 | ✓ |
| TYBS | Direxion 20+ Yr Treas Bear | IDCOT20T | 11 | 0.0 | |
| DNO | United States Short Oil | n/a | 11 | 1.8 | ✓ |
| KOLD | ProShrs UltSh BBG NatGas | BCOMNG | 9 | 1.2 | ✓ |
| CMD | ProShrs UltSh BBG Comm | BCOM | 7 | 0.0 | |
| HYDD | Direxion High Yield Bear 2X | LHVLTRUU | 6 | 0.0 | |
| SAGG | Direxion Ttl Bnd Mkt Bear | LBUSTRUU | 3 | 0.0 | |
| TBZ | ProShr UltShrt 3-7 Treas | LT13TRUU | 3 | 0.0 | |
| IGS | PrShr Shrt Invt Grade Corp | IBOXIG | 3 | 0.0 | |
| TYNS | Direxion 7-10 Yr Treas Bear | IDCOT7TR | 1 | 0.0 | |
| TPS | ProShares UltraShort TIPS | LBUTTRUU | 1 | 0.0 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide July 2016 | 13

Exchange Traded Funds (ETFs) Specialty

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Active** | | | | | |
| MINT | PIMCO Enhan Short Matur | SBMMTB3 | $4,463 | $49.0 | ✓ |
| TOTL | SPDR Doubleline TR Tactical | LBUSTRUU | 2,731 | 19.5 | |
| BOND | Pimco Total Return Active | LBUSTRUU | 2,592 | 17.5 | ✓ |
| SRLN | SPDR Blackstone/GSO SrLoan | IBXXLLTR | 814 | 5.2 | |
| WBII | WBI Tactical Income | n/a | 396 | 1.7 | |
| FTGC | FT Glb Tactical Commod Str | n/a | 395 | 4.1 | |
| FTSM | FT Enhanced Short Maturity | n/a | 347 | 15.6 | |
| RIGS | Riverfront Strat Income | n/a | 334 | 4.6 | |
| COMT | iShares Commod Select Strat | n/a | 296 | 1.4 | |
| YLD | Principal Edge Active Income | LF89TRUU | 271 | 0.2 | |
| MINC | AdvShr Newfleet Multi-Sect | n/a | 264 | 1.4 | |
| WBIH | WBI Tactical High Income | n/a | 229 | 1.1 | |
| HYLD | Peritus High Yield | n/a | 206 | 1.5 | ✓ |
| HDGE | AdvsrShrs Ranger Eqty Bear | SPX | 189 | 6.6 | ✓ |
| GAL | SPDR SSgA Glb Allocation | MXWDIM | 188 | 1.1 | |
| FBND | Fidelity Total Bond | LBUSTRUU | 183 | 1.2 | |
| WDTI | WisdomTree Mng'd Fut Strat | WTMFTR | 181 | 1.2 | |
| NFLT | Virtus Newfleet MultiSect Bd | n/a | 174 | 0.9 | |
| FLTB | Fidelity Ltd Term Bond | LD04TRUU | 130 | 6.9 | |
| SYLD | Cambria Shareholder Yield | n/a | 125 | 0.6 | |
| HOLD | AdvsrShrs Sage Core Reserv | n/a | 109 | 0.9 | |
| INKM | SPDR SSgA Income Allocation | MXWO | 106 | 0.2 | |
| WBIC | WBI Tactical SMY Shares | n/a | 100 | 0.4 | |
| RAVI | FlxShr Ready Access Varinc | n/a | 98 | 0.7 | |
| WBIG | WBI Tactical LCY Shares | n/a | 97 | 0.4 | |
| AMZA | InfraCap MLP | n/a | 83 | 1.2 | |
| ILB | PIMCO Glb Inflation-Linked | PIMCSUNV | 83 | 1.8 | |
| RLY | SPDR SSgA Multi-Asset Real | n/a | 82 | 0.4 | |
| WBID | WBI Tactical SMS Shares | n/a | 79 | 0.4 | |
| WBIL | WBI Tactical LCS Shares | n/a | 78 | 0.4 | |
| HTUS | Hull Tactical US | n/a | 77 | 0.7 | |
| WBIA | WBI Tactical SMG Shares | n/a | 74 | 0.5 | |
| WBIB | WBI Tactical SMV Shares | n/a | 71 | 0.4 | |
| WBIF | WBI Tactical LCV Shares | n/a | 71 | 0.4 | |
| WBIE | WBI Tactical LCG Shares | n/a | 71 | 0.3 | |
| TUTT | Tuttle Tactical Mgmt US Core | n/a | 71 | 0.5 | |
| SMMU | PIMCO Short Term Muni Bon | LM01TR | 69 | 0.4 | |
| IELG | iShares Enhanced US LC | n/a | 66 | 0.4 | |
| IEIL | iShares Enhanced Intl LC | n/a | 65 | 0.2 | |
| LDUR | PIMCO Low Duration Active | G1O2 | 58 | 0.7 | |
| STOT | SPDR DoubleLine Sh Dur TR | LU13TRUU | 50 | 0.1 | |
| EMTL | SPDR DoubleLine EM Fix Inc | JBCDCPPI | 39 | 0.0 | |
| FFTY | Innovator IBD 50 | SPX | 36 | 0.4 | |
| FCOR | Fidelity Corporate Bond | LUCRTRUU | 36 | 0.2 | |
| DIVY | Reality Shares DIVS | n/a | 34 | 0.4 | |
| DI | PIMCO Divers Income Active | BGCRTRUH | 33 | 0.2 | |
| PSR | PwrShrs Active US RE | FNERTR | 29 | 0.3 | |
| TUTI | Tuttle Tctcl Mgmt MultiStrat | n/a | 27 | 0.2 | |
| ALD | WisdomTree Asia Local Debt | HSLIALBI | 27 | 0.1 | |
| CFGE | Calamos Focus Growth | SPX | 27 | 0.0 | |
| FLRT | Pacific Asset Enhan Float RT | n/a | 27 | 0.2 | |
| IESM | iShares Enhanced US SC | n/a | 26 | 0.1 | |
| SMCP | Alphamark Actively Mngd SC | n/a | 26 | 0.1 | |
| RFAP | FT RiverFront Dyn AsiaPac | n/a | 26 | 0.0 | |
| RFDI | FT RiverFront Dyn Dev Intl | n/a | 25 | 0.5 | |
| RFEU | FT RiverFront Dyn Europe | n/a | 25 | 0.2 | |
| EPRO | AdvisorShares EquityPro | n/a | 24 | 0.1 | |
| VALX | Validea Market Legends | n/a | 20 | 0.1 | |
| IEIS | iShares Enhanced Intl SC | n/a | 19 | 0.1 | |
| YPRO | AdvisorShares YieldPro | n/a | 18 | 0.2 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Active (continued)** | | | | | |
| GTO | Guggenheim Total Return Bnd | n/a | $18 | $0.1 | |
| BEMO | Aptus Behavioral Momentum | APTUS | 17 | 0.6 | |
| FDIV | First Trust Strategic Income | n/a | 15 | 0.1 | |
| ARKQ | ARK Industrial Innovation | n/a | 15 | 0.0 | |
| AADR | WCM/BNY Mellon Focs Gro ADR | n/a | 15 | 0.1 | |
| ARKW | ARK Web x.0 | n/a | 14 | 0.0 | |
| UTES | Reaves Utilities | n/a | 13 | 0.1 | |
| SYG | SPDR MFS Systematic Growth | n/a | 13 | 0.1 | |
| ULST | SPDR SSgA Ultra Short Term | n/a | 12 | 3.3 | |
| LALT | PwrShrs Multi-Strat Altern | MSUSLALT | 11 | 0.1 | |
| ARKK | ARK Innovation | n/a | 9 | 0.0 | |
| GTAA | AdvShrs Morg Creek Glob Tact | n/a | 8 | 0.0 | |
| FMF | FT Mrnngstr Mngd Fut Strat | MSDIDFTL | 7 | 0.1 | |
| ARKG | ARK Genomic Revol Multi-Sec | n/a | 7 | 0.0 | |
| FTHI | First Trust High Income | n/a | 7 | 0.0 | |
| GIVE | AdvisorShares Global Echo | n/a | 6 | 0.0 | |
| SYE | SPDR MFS Systematic Core | n/a | 6 | 0.0 | |
| RFEM | FT RiverFront Dynamic EM | n/a | 5 | 0.0 | |
| QEH | QAM Equity Hedge | n/a | 5 | 0.0 | |
| RFDA | RiverFront Dyn US Div Advan | n/a | 5 | 0.0 | |
| RFUN | RvrFrnt Dyn Unconstrain Inc | n/a | 5 | 0.0 | |
| FTLB | First Trust Low Beta | n/a | 5 | 0.0 | |
| RFFC | RiverFront Dyn US Flex-Cap | n/a | 5 | 0.0 | |
| UBND | WT Western Asset Unconstrain | n/a | 5 | 0.0 | |
| HUSE | US Equity Rotation Strategy | SPX | 5 | 0.0 | ✓ |
| VAMO | Cambria Value and Momentum | SPX | 5 | 0.1 | |
| RRF | WisdomTree Glb Real Return | W0DI | 4 | 0.0 | |
| FUT | ProShrs Mngd Futures Strat | SPSFIT | 4 | 0.1 | |
| WYDE | ProSh CDS Short N Am HY Cred | n/a | 4 | 0.0 | |
| FAAR | FT Alterna Absolute Return | n/a | 3 | 0.0 | |
| SCAP | AdvisorShares Cornerstone SC | n/a | 3 | 0.1 | |
| SYV | SPDR MFS Systematic Value | n/a | 3 | 0.0 | |
| RFCI | RiverFront Dynamic Income | n/a | 3 | 0.0 | |
| RORO | SPDR SSgA Risk Aware | RU30INTR | 2 | 0.0 | |
| MAUI | AdvShrs Mkt Adap Uncons Inc | n/a | 1 | 0.0 | |
| PRME | FT Heitman GlbPrimeRealEst | n/a | 1 | 0.1 | |
| **Fundamental** | | | | | |
| PRF | PowerShares FR US 1000 | FR10XTR | $4,265 | $14.9 | ✓ |
| PRFZ | PowerShares FR US 1500 | FR15US | 1,459 | 3.6 | ✓ |
| EPI | WisdomTree India Earnings | WTEMINTR | 1,416 | 78.0 | ✓ |
| FNDX | Schwab Fund US Large Comp | RUFUSLU | 1,324 | 6.2 | ✓ |
| FNDF | Schwab Fund Intl Lrg Comp | RUFDXULU | 1,180 | 5.3 | ✓ |
| PXF | PowerShares FR DM ex US | TFRX1NU | 915 | 7.6 | |
| FNDA | Schwab Fund US Small Comp | RUFUSSU | 877 | 3.9 | |
| EZM | WisdomTree MC Earnings | WTMEITR | 675 | 2.1 | |
| FNDE | Schwab Fund EM Large Comp | RUFGELU | 575 | 2.6 | ✓ |
| PXH | PwrShrs FTSE RAFI EM | TFREMNU | 507 | 4.2 | ✓ |
| FNDC | Schwab Fund Intl Sml Comp | RUFDXUSU | 503 | 2.1 | |
| EES | WisdomTree SC Earnings | WTSEITR | 387 | 1.1 | |
| RWL | Oppenheimer LC Revenue | REVWLT | 378 | 1.5 | ✓ |
| RWJ | Oppenheimer SC Revenue | REVWST | 315 | 1.2 | ✓ |
| FNDB | Schwab Fund US Broad Mkt | RUFUSUSD | 201 | 0.7 | |
| EZY | WisdomTree LC Value | WTEILVTR | 201 | 1.7 | |
| RWK | Oppenheimer MC Revenue | REVWMT | 193 | 0.7 | ✓ |
| PDN | PwrShr FR DM x US SmMid | TFRDXUNU | 157 | 1.0 | |
| EPS | WisdomTree Earnings 500 | WTEPSTR | 119 | 0.3 | |
| EXT | WisdomTree Total Earnings | WTEI | 59 | 0.3 | |
| EQWL | PwrShrs Russell Top 200 EW | RT2EWTR | 31 | 0.1 | |
| EQWM | PowerShares Russell MC EW | RUMEMCTR | 24 | 0.1 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.

* Opt. denotes US listed options trading available on the underlying security.

Specialty

US ETF & ETN Guide July 2016 | 15

Exchange Traded Funds (ETFs) Specialty ($MM) Opt.* Sym Name Index ($MM) 1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016. * Opt. denotes US listed options trading available on the underlying security. 16 | US ETF & ETN Guide July 2016 Quantitative Domestic subsection USMViShares Edge MSCI MinVol USA M00IMV$T $15,233 $182.4 9 SPLVPwrShrs S&P 500 Low Vol SP5LVIT 7,949 108.0 9 FVFT Dorsey Wright Focus 5 DWANQFF3,245 35.8 9 QUALiShrs Edge MSCI USA QltyFact M2CXBRF2,705 22.5 9 MTUM iShares Edge MSCI USA Momen M2US000$ 1,591 20.4 FEXFirst Trust LC AlphaDEXNQDXLCC1,513 9.59 PKWPowerShares BuybackDRBTR1,490 9.1 9 PDPPwrShrs Momentum Portf DWTL1,379 11.2 9 QAIIQ Hedge Multi-Strategy IQHGMST1,101 5.8 SPHQPowerShares SP500 Quality SPXQUT1,036 8.2 PWVPowerShares Dyn LC ValILWTR1,033 3.2 MDIV FT Multi-Asset Divers Income NQMAUS859 2.59 FTAFirst Trust LCVal AlphaDEXNQDXLCV825 4.5 TILTFlxShr Mstar US MktFctTilt MUFTT788 1.5 GSLCGS ActiveBeta US LC EquityGSLCTR736 7.09 VLUEiShrs Edge MSCI USA Val Wgt M2CXBRE664 4.7 FNXFirst Trust MC AlphaDEXNQDXMCC635 4.7 XMLV PowerShares S&P MC Low Vol SP4LVIT 618 5.9 FTCFirst Trust LCGro AlphaDEXNQDXLCG615 4.99 XSLVPowerShares S&P SC Low Vol SP6LVIT 503 4.3 PWBPowerShares Dyn LC GroILHTR444 2.1 FYXFirst Trust SC AlphaDEXNQDXSCC436 2.7 CVYGuggenheim Multi-Asset ZAXYHTR434 1.99 ONEVSPDR R1000 Low Volatility R1VFFPR394 0.2 PTLCPacer Trendpilot 750 PWTLC390 2.8 ONEYSPDR R1000 Yield FocusR1YFFPR373 0.0 ONEOSPDR R1000 Momentum Focus R1MFFPR355 0.0 OUSAO'Shares FTSE US Qual Div FUSYQVCF257 3.49 FTCSFirst Trust Capital Strng NQCAPSTT238 1.6 IYLDiShes Mstar MultiAsset Inc MAHIT 234 0.8 Long/Short HYLSFirst Trust Tactical HYn/a $991 $8.8 CSMProShares LC Core PlusCS13030385 2.3 FTLSFirst Trust L/S Equityn/a 119 1.2 RALSProShares RAFI Long/ShortFR10LSTR41 0.5 BTALQuantShr US MktNeu AntBeta DJTMNABT19 1.2 DYLSWisdomTree Dynamic L/S WTDLSTR18 0.2 DYBWisdomTree Dynamic BearishWTDBTR10 0.5 DIVAQuantShares Hdgd Div Income IDIVALS4 0.0 MOM QuantShr US MktNeu Moment DJTMNMOT4 0.1 RINF3UR6KUV ,QÁDWLRQ ([SHFWDW CFIIRINF3 0.29 CHEPQuantShr US MktNeu ValueDJTMNSVT2 0.0 SIZQuantShr US MktNeu SizeDJTMNSST2 0.1 Life Cycle and Allocation AORiShares Core Growth Allocat SPTGGUT$755 $5.8 AOM iShares Core Moderate Alloc SPTGMUT 520 3.3 AOA iShrs Core Aggressive Alloc SPTGAUT 436 2.5 AOKiShares Core Conserv Alloc SPTGCUT 284 1.9 Bberg Assets Avg Vol1 Quantitative (continued) Domestic (continued) SIZEiShrs Edge MSCI USA RiskWgtM2USRWGT$217 $0.1 RYJGuggenheim RJ SB-1 EquityRJSBITR181 0.6 DWAS PwrShrs DWA SC Momen Portf DWATLSC175 2.09 DWTR PwrShrs DWA Tact Sect RotDWASEC4T175 1.4 DEFGuggenheim DefensiveSBRDETR 174 1.0 KNOW Direxion AC Insider SentiSBRQAMTR 173 1.1 BFORBarron's 400 B400T171 0.6 9 CDCVictory CEMP US100 HighDiv CEMPULHT166 1.0 PTMCPacer Trendpilot 450 PWTMC165 1.1 CFOVictory CEMP US500 EnhanVol CEMPUSHP148 0.7 XRLVPS SP500 Ex-Rt Sens LowVol SP5LVRUT147 0.6 CZAGuggenheim MC CoreZAXMCTR141 0.4 PWCPowerShares Dyn Market DYITR141 0.2 USLBPwrShrs Russell LowBetaEWR1LBET135 0.2 PHDGPS S&P Downside Hdgd SPVQDTR129 2.69 LRGFiShrs Edge MSCI Multifac USAM2WODV 108 0.8 FABFirst Trust MultiCap ValueNQDXMLV102 0.5 NFOGuggenheim Insider SentSBRINTR85 0.3 FADFirst Trust MultiCap GroNQDXMLG84 0.7 FNYFrst Trst MC Gro AlphaDEXNQDXMCG81 0.7 GURUGlobal X Guru Index GURU79 1.09 LGLVSPDR Russell 1000 Low Vol RU1LVOLT78 0.8 DVPDeep Value ETFTWMDVP74 0.7 SMLVSPDR Russell 2000 Low Vol RU2LVOLT72 0.6 GVALCambria Global ValueGVAL71 0.3 LVHDLegg Mason LowVol HighDiv LVHDNR70 0.8 SPHBPwrShrs S&P 500 High BetaSP5HBIT69 2.4 9 PTNQPacer NASDAQ-100 Trendpilot XNDXTRND62 0.7 FYCFrst Trst SC Gro AlphaDEXNQDXSCG56 0.7 QVALValueShares US Quant ValueSPTRSVX55 0.4 FYTFrst Trst SC Val AlphaDEXNQDXSCV54 1.0 FVLFirst Trust Value Line 100 VLFVL53 0.1 SCIU*OREDO ; 6FLHQWLÀF %HWD 86 SBUXRHMG51 0.5 CFAVictory CEMP US 500 VolWgt CEMPUSLT48 0.5 FNKFrst Trst MC Val AlphaDEXNQDXMCV45 0.7 SPXHJanus Veloc Volatil Hdg LCSPXHID44 0.2 JPUS-30RUJDQ 'LYHUVLÀHG 5HW 86 FTJPUS41 0.1 CIZVictory CEMP Dev EnhVolWgt CEMPDVHG35 0.3 JHMLJohn Hancock Multi-Fact LCJHDMLT35 0.2 DWAQ PwrShrs DWA NASDAQ Mom DWANQTLT34 0.2 JPMEJPM Diversif Return US MCn/a 32 0.0 FWDD Madrona Domestic n/a 28 0.1 CSFVict CEMP US Disc EnhVolWgt CEMPSMHT28 0.2 ROUSLattice US Equity StrategyLROUSLX27 0.1 TRSKJanus Veloc Tail Risk Hdg LCTRSKID26 0.6 JHMMJohn Hancock Multi-Fact MCJHDMMT25 0.1 QMOM MomentumShares US QuantMom n/a22 0.2 JHMHJohn Hancock Multi-Fact HCJHDMHT22 0.1 JHMTJohn Hancock Multi-Fact Tech JHDMTT20 0.0 MATH Meidell Tactical Advantage n/a 19 0.1 MMTM SPDR SP1500 Momentum Tilt SPCPMTUT19 0.1 DHVW Diamond Hill Valuat-Wgt 500 DHVW18 0.2 JHMFJohn Hancock Multi-Fact FinlJHDMFT18 0.1 DEUSDB X-trckr R1000 EnhanBetaR1CPFTR17 0.2 SCTOGlobal X JPM US Sector Rotat JPUSSCTO17 0.1 JHMCJohn Hancock Multi-Fact CDJHDMCT17 0.0 QINCFT RBA Quality Income RBAQI16 0.2 QMN IQ Hedge Mkt Neutral Track IQHGMNB15 0.1 FMKFrst Trst Mega Cap AlphaDEXNQDXMEG15 0.1 Bberg Assets Avg Vol1 SymNameIndex ($MM) ($MM) Opt.* Fundamental (continued) PAFPwrShrs FR Asia Pac x JPTFRAXJNU$23 $0.1 EQWSPowerShares Russell 2000 EWRU2ESCTR14 0.0 FCFITrimTabs Intl Free-Cash Flow FCFI13 0.0 RTROppenheimer ADR RevenueREVWADRT13 0.0 ELKUElkhorn FTSE RAFI US Eq Inc FREIUSAR3 0.0 ZLRGETFS Zacks Earnings LC USZAXERNLT1 0.0 ZSMLETFS Zacks Earnings SC USZAXERNST1 0.0

Exchange Traded Funds (ETFs) Specialty

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Quantitative (continued)** | | | | | |
| **Domestic (continued)** | | | | | |
| MCRO | IQ Hedge Macro Tracker | IQHGMAT | $15 | $0.0 | |
| SMLF | iShEdge MSCI Multi USA SC | M2USDM | 14 | 0.1 | |
| CSA | Victory CEMP US SC VolWgt | CEMPUSST | 11 | 0.1 | |
| TUSA | Frst Trst Total US AlphaDEX | NQDXUSB | 9 | 0.0 | |
| DWAT | Arrow DWA Tactical | n/a | 8 | 0.0 | |
| VSPY | Direxion SP500 Volat Resp | SPXVRT | 8 | 0.1 | |
| SBUS | ETFS Divers-Factor US LC | SBUXDHMG | 8 | 0.1 | |
| RWV | Oppenheimer Navellier A-100 | REVWLOUT | 7 | 0.0 | |
| MRGR | ProShares Merger | SPLSALP | 7 | 0.1 | |
| SPYB | SPDR S&P 500 Buyback | SPBUYUT | 7 | 0.1 | |
| PSET | Principal Price Setters | NQPRCE | 7 | 0.1 | |
| PY | Principal Shareholder Yield | NQSHYL | 6 | 0.1 | |
| QUS | SPDR MSCI USA StratFact | M2USQMAR | 6 | 0.1 | |
| JHMA | John Hancock Multifact Mats | JHDMA | 6 | 0.0 | |
| JHME | John Hancock Multifact Ener | JHDME | 5 | 0.0 | |
| JHMS | John Hancock Multifact CS | JHDMS | 5 | 0.0 | |
| JHMU | John Hancock Multifact Util | JHDMU | 5 | 0.0 | |
| QLC | FlexShares US Quality LC | NTUQVMTR | 5 | 0.0 | |
| JHMI | John Hancock Multifact Indu | JHDMI | 5 | 0.0 | |
| WFHY | WT Fundamental US HiYld CB | WFCHY | 5 | 0.1 | |
| WFIG | WT Fundamental US Corp Bond | WFCIG | 5 | 0.1 | |
| SFHY | WT Fundam US ShTrm HiYld CB | WFCHYS | 5 | 0.1 | |
| SFIG | WT Fundamental US ShTrm CB | WFCIGS | 5 | 0.0 | |
| QVM | Arrow QVM Equity Factor | AIQVM | 5 | 0.0 | |
| VLU | SPDR S&P 1500 Value Tilt | SPCLVTUT | 4 | 0.0 | |
| JSMD | Janus Small/Mid Cap Growth | JSMDID | 3 | 0.0 | |
| JSML | Janus SC Growth Alpha | JSMLID | 3 | 0.0 | |
| UDBI | Legg Mason US Diversif Core | DBIUSNR | 3 | 0.0 | |
| TCHF | iSh Edge MSCI Multifac Tech | M2CXBLI | 3 | 0.0 | |
| DESC | DB X-trckr R2000 Comp Fact | R2CPFTR | 3 | 0.0 | |
| HCRF | iShrs Edge MSCI Multifac HC | M2CXBLG | 3 | 0.0 | |
| OVLC | Guggenheim US LC Optim Vol | GLCOVTR | 3 | 0.0 | |
| UTLF | iSh Edge MSCI Multifac Utl | M2CXBLJ | 3 | 0.0 | |
| MATF | iSh Edge MSCI Multifac Mats | M2CXBLC | 3 | 0.0 | |
| CNSF | iShrs Edge MSCI Multifac CS | M2CXBLF | 3 | 0.0 | |
| OPD | Guggenheim LC Optimz Divers | WILCOD | 3 | 0.0 | |
| INDF | iSh Edge MSCI Multifac Inds | M2CXBLD | 3 | 0.0 | |
| ERGF | iSh Edge MSCI Multifac Ener | M2CXBLA | 3 | 0.0 | |
| WIZE | Crowdinvest Wisdom | CROWDWIS | 3 | 0.0 | |
| FNCF | iSh Edge MSCI Multifac Finl | M2CXBLH | 3 | 0.0 | |
| CAPX | Elkhorn SP500 Capital Expend | SPXCAPUT | 3 | 0.0 | |
| CNDF | iShrs Edge MSCI Multifac CD | M2CXBLE | 3 | 0.0 | |
| USSD | WT Strong Dollar US Equity | WTUSSDTR | 1 | 0.1 | |
| SPMO | PowerShares SP500 Momentum | SP500MUT | 1 | 0.0 | |
| SPVU | PowerShares SP500 Value | SPXEVUT | 1 | 0.0 | |
| USWD | WT WeakDollar US Equity | WTUSWDTR | 1 | 0.0 | |
| **International** | | | | | |
| EFAV | iShrs Edge MSCI MinVol EAFE | M00IEA$O | $7,678 | $65.9 | ✓ |
| EEMV | iShares Edge MSCI MinVol EM | M00IEF$O | 4,134 | 40.0 | ✓ |
| ACWV | iShrs Edge MSCI MinVol Glob | M00IWD$O | 3,277 | 18.5 | ✓ |
| GEM | Goldman Sachs ActiveBeta EM | GEMNR | 818 | 1.7 | ✓ |
| TLTD | FlxShr Mstar DMxUS FacTilt | MDXUSFTN | 591 | 3.4 | |
| VIDI | Vident International Eqty | VIEQX | 575 | 1.9 | |
| IFV | FT DW Intl Focus 5 | DWANQIFF | 461 | 4.2 | |
| JPIN | JPM Divers Ret Intl Equity | FTJPIN | 396 | 3.1 | |
| IDLV | PwrSars SP Intl DM Low Vol | SPIDLVUN | 329 | 3.2 | |
| FEP | Frst Trst Europe AlphaDEX | NQDXEU | 291 | 2.4 | ✓ |
| TLTE | FlxShr Mstar EM FactorTilt | MEMMFTN | 284 | 2.2 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Quantitative (continued)** | | | | | |
| **International (continued)** | | | | | |
| EELV | PowerShares S&P EM Low Vol | SPEMLVUN | $261 | $2.2 | ✓ |
| GSIE | Goldman Sachs ActBeta Intl | GSIENR | 211 | 1.7 | ✓ |
| GQRE | FlxShrs Glb Qlty Real Est | NTGQRETR | 207 | 0.8 | |
| PIZ | PwrShrs DM Tech Lead | DWADMNTR | 206 | 1.6 | ✓ |
| FVC | FT Dorsey Wright Dyn Focus 5 | DWANQDFF | 192 | 3.0 | |
| FXEU | PS Europe Curr Hdg Low Vol | SPELVUNH | 175 | 3.4 | |
| PIE | PwrShrs EM Technical Lead | DWAEMNTR | 171 | 1.1 | ✓ |
| FJP | Frst Trst Japan AlphaDEX | NQDXJP | 158 | 2.9 | |
| IDLB | PwrShrs FTSE Intl LowBetaEW | FDXULBET | 139 | 0.2 | |
| FDT | Frst Trst DM exUS AlphaDEX | NQDXDM | 134 | 2.8 | |
| AXJV | iShEdge MSCI MinVol AsiaxJP | M1APJVO | 120 | 0.1 | |
| FGM | First Trust DE AlphaDEX | NQDXDE | 120 | 0.8 | |
| FSZ | First Trust CH AlphaDEX | NQDXCH | 119 | 1.2 | |
| FEM | Frst Trst EM AplhaDEX | NQDXEM | 118 | 0.9 | ✓ |
| FBZ | Frst Trst Brazil AlphaDEX | NQDXBR | 107 | 1.0 | |
| INTF | iShrsEdge MSCI Multifac Intl | M1WOUDM | 107 | 0.6 | |
| GYLD | Arrow DJ Global Yield | DJGYLDT | 102 | 0.8 | |
| QEMM | SPDR MSCI EM StratFact | M1EFQMR | 94 | 1.1 | |
| GRES | IQ Global Resources | IQGREST | 93 | 0.8 | |
| DWIN | PwrShrs DWA Tact MultiAsset | DWAMAIT | 92 | 1.5 | |
| IPKW | PwrShrs Intl BuyBack Achiev | DRBXUSN | 82 | 0.7 | |
| JPGE | JPMrgn Divers Return GblEq | FTJPGEN | 72 | 0.3 | |
| FEMS | First Trust EM SC AlphaDEX | NQDXEMSC | 64 | 0.8 | |
| JPEU | JPM Diversif Return Europe | FTJPEUTR | 61 | 0.2 | |
| JPMV | iShrs Edge MSCI MinVol Japan | M1JPMVOE | 48 | 0.5 | |
| FKU | First Trust UK AlphaDEX | NQDXGB | 42 | 2.4 | |
| IVLU | iShares Edge MSCI Intl Val | M1WOUEV | 37 | 0.4 | |
| GSEU | Goldman Sachs ActiveBeta Eur | GSEUNR | 33 | 0.1 | |
| FPA | Frst Trst AP xJP AlphaDEX | NQDXAXJ | 33 | 0.2 | |
| JPEM | JPMorgan Diversif Return EM | FTJPEMN | 33 | 0.1 | |
| GSJY | Goldman Sachs ActiveBeta JP | GSJYNR | 32 | 0.1 | |
| IVAL | ValueShrs Intl Quant Value | M1EA000V | 30 | 0.2 | |
| EUMV | iShrs Edge MSCI MinVol Eur | M00IER$O | 30 | 0.4 | |
| EMGF | iShrs Edge MSCI Multifac EM | M1EMDV | 29 | 0.2 | |
| OEUR | O'Shrs FTSE Europe QualDiv | FDEFQVYS | 29 | 0.4 | |
| RODM | Lattice DM Ex-US Strategy | LRODMX | 29 | 0.1 | |
| TLEH | FlxShr CurrHdg MSTAR EM | MSEGEMHN | 28 | 0.2 | |
| QGTA | IQ Leaders GTAA Tracker | IQGTAAT | 28 | 0.2 | |
| FLQE | Franklin LibertyQ EM | FLQE1INR | 28 | 0.1 | |
| FLQG | Franklin LibertyQ Glob Eqty | FLQG1INR | 26 | 0.1 | |
| FLQH | Frnkln LbrtyQ Intl Eqty Hdg | FLQH1INR | 26 | 0.2 | |
| JPEH | JPM Divers Ret Eur CurrHdg | FTJPEHTR | 25 | 0.3 | |
| KLDW | GaveKal Knowledge Leadrs Dev | KNLGX | 25 | 0.2 | |
| JPIH | JPM Divers Ret Intl CurrHdg | FTJPINH | 25 | 0.3 | |
| IDHQ | PwrShrs SP Intl Dev HiQual | SPQDXUUN | 24 | 0.1 | |
| FYLD | Cambria Frgn Sharehld Yld | FYLD | 24 | 0.1 | |
| PTEU | Pacer Trendpilot European | GPTRP001 | 23 | 0.2 | |
| ALTS | ProSh Mrngstr Alt Solution | DIVALTT | 22 | 0.3 | |
| ROAM | Lattice EM Strategy | LROAMX | 21 | 0.1 | |
| GMOM | Cambria Global Momentum | n/a | 21 | 0.1 | |
| FWDB | Madrona Global Bond | n/a | 21 | 0.1 | |
| CID | Vict CEMP Intl HiDiv VolWgt | CEMPIDT | 19 | 0.3 | |
| IMOM | MomentumShrs Intl QuantMom | n/a | 18 | 0.1 | |
| QCAN | SPDR MSCI CA StratFact | M1CAQMAR | 18 | 0.1 | |
| HGI | Guggenheim Internat Multi | ZAXIH | 16 | 0.1 | |
| IMTM | iShares Edge MSCI Intl Momen | M1WOUMO | 16 | 0.0 | |
| FWDI | Madrona International | n/a | 15 | 0.2 | |
| IQLT | iShares Edge MSCI Intl Qual | M1WOUNQ | 15 | 0.1 | |
| CIL | Victory CEMP Intl VolWgt | CEMPDEVT | 13 | 0.1 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide July 2016 | 17

Exchange Traded Funds (ETFs) Specialty

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Quantitative (continued)** | | | | | |
| **International (continued)** | | | | | |
| EMCG | WisdomTree EM Consumer Gro | WTEMCGTR | $13 | $0.0 | |
| SCIJ | Global X Scientific Beta JP | SBJURHMN | 13 | 0.0 | |
| CEZ | Victory CEMP EM Vol Wgt | CEMPEMT | 13 | 0.2 | |
| QJPN | SPDR MSCI JP StratFact | M1JPQMAR | 13 | 0.1 | |
| DWLV | PwrShrs DWA Momen & LowVol | DWAMFGE | 13 | 0.2 | |
| YDIV | FT NASDAQ Intl Multi-Asset | NQMAXUS | 13 | 0.2 | |
| SCID | Global X Scientific Beta Eur | SBRXRHMN | 12 | 0.0 | |
| QDEU | SPDR MSCI Germany StratFact | M1DEQMAR | 12 | 0.1 | |
| OEUH | O'Shrs FTSE Europe QDiv Hdg | FDEQVYSH | 11 | 0.2 | |
| EMSD | WisdomTree Strong Dollar EM | WTEMSDTR | 10 | 0.1 | |
| ROGS | Lattice Global SC Strategy | LROGSX | 10 | 0.0 | |
| QAUS | SPDR MSCI AU StratFact | M1ATQMAR | 10 | 0.0 | |
| PERM | Global X Permanent | PERM | 9 | 0.1 | |
| HEFV | iShEdg MSCI EAFE MinVolCurHd | M1CXEAH | 9 | 0.1 | |
| FHK | First Trust HK AlphaDEX | NQDXHK | 8 | 1.8 | |
| DIVI | AdviShrs Athena High Div | n/a | 8 | 0.0 | |
| FEUZ | FT Eurozone AlphaDEX | NQDXEURO | 8 | 0.0 | |
| EFFE | Global X JPMorgan Efficiente | JPUSEFFE | 7 | 0.0 | |
| FCAN | First Trust CA AlphaDEX | NQDXCA | 7 | 0.1 | |
| EDBI | Legg Mason EM Diversif Core | DBIEMNR | 7 | 0.0 | |
| FDTS | Frst Trst DM x US SC AlphaD | NQDDXUSN | 7 | 0.0 | |
| QWLD | SPDR MSCI World StratFact | M1WOQMR | 6 | 0.0 | |
| HEMV | iShEdg MSCI EM MinVolCurrHd | M1CXEMH | 6 | 0.1 | |
| QEFA | SPDR MSCI EAFE StratFact | M1EAQMR | 5 | 0.0 | |
| OASI | O'Shrs FTSE AsiaPac QualDiv | FDAPQVYS | 5 | 0.0 | |
| QTWN | SPDR MSCI Taiwan StratFact | M1TWQMAR | 5 | 0.0 | |
| DDBI | Legg Mason DevxUS Diversif | DBIDMNR | 5 | 0.0 | |
| ALFI | AlphaClone International | ALFIIX | 5 | 0.1 | |
| BUZ | Sprott Buzz Social Media | BUZZ | 5 | 0.0 | |
| ISCF | iShEdge MSCI Multi Intl SC | M1WOUMF | 5 | 0.0 | |
| FTW | First Trust TW AlphaDEX | NQDXTW | 5 | 0.0 | |
| KLEM | GaveKal Knowledge Leadrs EM | KNLGEX | 5 | 0.0 | |
| ISZE | iShares Edge MSCI Intl Size | M1WOURW | 5 | 0.0 | |
| ACWF | iShrsEdge MSCI Multifac Glb | M1WDDV | 5 | 0.0 | |
| FLN | Frst Trst LatAm AlphaDEX | NQDXLA | 5 | 0.0 | |
| FCA | Frst Trst China AlphaDEX | NQDXCN | 4 | 0.1 | ✓ |
| HEUV | iShEdg MSCI Eur MinVolCurrHd | M1CXEUH | 4 | 0.0 | |
| IDMO | PwrShrs SP Intl Dev Momen | SPDUKMUN | 4 | 0.1 | |
| DEWJ | iShr Adapt CurrHdg MSCI JP | M1CXBRJH | 4 | 0.0 | |
| EZR | WisdomTree Eur Local Recov | WTELRTR | 3 | 0.0 | |
| TLDH | FlxShr CurrHdg MSTAR DMxUS | MSECDMHN | 3 | 0.0 | |
| QKOR | SPDR MSCI S Korea StratFact | M1KRQMAR | 3 | 0.0 | |
| OAPH | O'Shrs FTSE AsiaPac QDiv Hdg | FDAQVYSH | 3 | 0.0 | |
| HACV | iShEdg MSCI Glob MinVolCurHd | M1CXACH | 3 | 0.0 | |
| EYLD | Cambria EM Shareholder Yld | EYLD | 3 | 0.7 | |
| DEMG | Deutsche Xtrckr FTSE EM Comp | FECPFRTR | 3 | 0.0 | |
| JUNE | Dhandho Junoon | NOON | 3 | 0.2 | |
| DEEF | DB X-trckr FTSE DevxUS EnhB | FDXUCPTR | 2 | 0.0 | |
| PAEU | Pacer Autopilot Hdg Europe | GPTRP002 | 2 | 0.0 | |
| QGBR | SPDR MSCI UK StratFact | M1GBQMAR | 2 | 0.0 | |
| FKO | Frst Trst S Korea AlphaDEX | NQDXKR | 2 | 0.1 | |
| SCIX | Global X Scientif Beta Asia | SBAXRHMN | 2 | 0.0 | |
| ALTY | Global X SuperDiv Alterna | IALTYT | 2 | 0.0 | |
| QMEX | SPDR MSCI Mexico StratFact | M1MXQMAR | 2 | 0.1 | |
| DEFA | iShr Adapt CurrHdg MSCI EAFE | M1CXBRFH | 2 | 0.0 | |
| RGRO | Oppenheimer Glb Growth Rev | REVWGGT | 2 | 0.0 | |
| DEZU | iShr Adapt CurrHdg MSCI Euro | M1CXBREH | 2 | 0.0 | |
| QESP | SPDR MSCI Spain StratFact | M1ESQMAR | 2 | 0.0 | |
| QED | IQ Hedge Event-Driven Trckr | IQHGEDT | 2 | 0.0 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Quantitative (continued)** | | | | | |
| **International (continued)** | | | | | |
| QLS | IQ Hedge Long/Short Tracker | IQHGLST | $2 | $0.0 | |
| EEMO | PwrShrs S&P EM Momentum | SPEMPMUN | 2 | 0.0 | |
| FAUS | First Trust AU AlphaDEX | NQDXAU | 2 | 0.0 | |
| ASET | FlxShr Real Assets Allocat | NTASETTR | 1 | 0.0 | |
| FXEP | PwrShrs Dev EuroPac CurrHdg | SPEXLUNH | 1 | 0.0 | |
| HAHA | CSOP China CSI 300 A-H Dyn | CSIH0669 | 1 | 0.0 | |
| FXJP | PwrShrs JP CurrHdg LowVol | SPJ5LHUN | 1 | 0.1 | |
| SBEU | ETFS Divers-Factor Dev Eur | SBXES1EG | 1 | 0.0 | |
| GURI | Global X Guru Intl | GURI | 1 | 0.0 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Other** | | | | | |
| PFF | iShares US Preferred | SPTREFTR | $16,737 | $114.6 | ✓ |
| AMLP | Alerian MLP | AMZI | 8,755 | 134.9 | ✓ |
| PGX | PowerShares Preferred | P0P4 | 4,436 | 36.0 | ✓ |
| PGF | PwrShrs Finan Preferred | WHPSF | 1,770 | 11.5 | ✓ |
| EMLP | Frst Trst NA Energy Infra | n/a | 1,330 | 7.0 | ✓ |
| FPE | First Trust Pref Sec & Inc | n/a | 964 | 6.9 | |
| VRP | PwrShrs Variable Rate Pref | PFLOT | 713 | 5.5 | ✓ |
| MOAT | VE Vect Mrngstr Wide Moat | MWMFTR | 713 | 3.3 | ✓ |
| PCEF | PowerShares CEF Income | CEFXTR | 641 | 2.8 | ✓ |
| PSK | SPDR Wells Fargo Preferred | WACG | 595 | 5.4 | |
| FPX | First Trust US IPO | IPXO | 579 | 4.0 | |
| DSI | iShares MSCI KLD 400 Social | TKLD400U | 563 | 2.3 | |
| PFXF | VanEck Vctrs Pref ex Fins | WHPSL | 408 | 3.1 | |
| KLD | iShares MSCI USA ESG Sel | TFSSIU | 406 | 1.3 | |
| MLPA | Global X MLP | MLPAMID | 304 | 1.6 | |
| PSP | PwrShr Listed Private Eqty | GLPEXUTR | 286 | 2.1 | ✓ |
| SHE | SPDR SSGA Gender Diversity | SSGAGDIT | 278 | 2.8 | |
| PBP | PwrShrs S&P 500 BuyWrite | BXM | 272 | 2.6 | |
| CRBN | iSh MSCI ACWI Low Carb Targ | M1WDLCT | 232 | 0.8 | |
| SPFF | Global X SuperIncome Pref | SPPEYN | 226 | 2.0 | |
| VIXY | ProShares VIX ShTrm Fut | SPVXSPID | 223 | 51.2 | ✓ |
| CSD | Guggenheim S&P Spin-Off | SPUSSOUT | 221 | 1.3 | ✓ |
| MNA | IQ Merger Arbitrage | IQMNAT | 155 | 1.0 | |
| TTFS | AdvsrShrs Wilshire Buyback | n/a | 150 | 1.2 | |
| EQL | ALPS Equal Sector Weight | BASMLESW | 143 | 0.4 | |
| XMPT | VanEck Vectors CEF Muni | CEFMXTR | 112 | 1.0 | |
| YYY | YieldShares High Income | YLDA | 99 | 0.5 | |
| SPYX | SPDR SP500 Fossil Fuel Free | SPSF3UP | 98 | 0.4 | |
| YMLP | VanEck Vctrs High Income MLP | YMLP | 96 | 0.7 | ✓ |
| MLPX | Global X MLP&Energy Infra | SOLMLPX | 96 | 0.8 | ✓ |
| LOWC | SPDR MSCI ACWI Low Carb Targ | M1WDLCT | 94 | 0.1 | |
| BIZD | VanEck Vectors BDC Income | MVBIZDTG | 93 | 0.5 | |
| HSPX | Horizons SP500 CoveredCall | SPXCC | 65 | 0.2 | |
| IPFF | iShares Intl Pref Stck | SPPRIUN | 63 | 2.1 | ✓ |
| ZMLP | Direxion Zacks MLP HighInc | ZAXLPTR | 62 | 0.3 | |
| QYLD | Recon Cap NASDAQ-100 CC | BXN | 47 | 0.4 | |
| VIXM | ProShares VIX MdTrm Fut | SPVXMPID | 43 | 1.9 | ✓ |
| HDG | ProShares Hedge Replicate | MLEIFCTX | 36 | 0.2 | |
| YMLI | VE Vctrs High Inc Infr MLP | YMLI | 35 | 0.1 | |
| HVPW | US Eqy High Vol Put Write | PUTWRT | 34 | 0.3 | |
| KRMA | Global X Conscious Comps | KRMATR | 31 | 5.1 | |
| AIRR | FT RBA American Indus Ren | RBAAIR | 30 | 0.1 | |
| GAA | Cambria Global Asset Alloc | n/a | 27 | 0.1 | |
| CPI | IQ Real Return | IQHGCPIT | 27 | 0.1 | |
| GYEN | AdvsrShrs Gartman Gold/Yen | n/a | 25 | 0.5 | |
| GEUR | AdvsrShrs Gartman Gold/EUR | n/a | 24 | 0.4 | |
| VEGA | AdvShrs STAR Glb BuyWrite | n/a | 18 | 0.1 | |
| IBLN | Direxion iBillionaire Index | BILLIONR | 18 | 0.1 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.

* Opt. denotes US listed options trading available on the underlying security.

18 | US ETF & ETN Guide July 2016

Exchange Traded Funds (ETFs)
Specialty

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Other (continued)** | | | | | |
| MPCT | Ishares Sustain MSCI Glob | M1CXBLRV | $15 | $0.0 | |
| ENFR | Alerian Energy Infrastruct | AMEI | 13 | 0.1 | |
| IPO | Renaissance IPO | IPOUSA | 13 | 0.1 | |
| MOTI | VE Vctrs MStar Intl Moat | MGEUMFUN | 12 | 0.0 | |
| EQLT | Alps Workplace Portfolio | LGBTEQLT | 11 | 0.0 | |
| NASH | Nashville Area | NASHVILL | 11 | 0.0 | |
| PUTW | WTree CBOE SP500 PutWrite | PUT | 11 | 0.2 | |
| FLAG | WeatherStorm Forens Accnt | FLAGLSX | 10 | 0.0 | |
| PEX | ProSh Glbl Listed Priv Eqy | LPXDITU | 9 | 0.1 | |
| ESGG | FlxSh STOXX Glob ESG Impact | SXEIMGV | 8 | 0.0 | |
| MLPJ | Global X Junior MLP | SOLMLPJ | 7 | 0.1 | |
| YLCO | Global X Yieldco Index | IYLCOT | 6 | 0.1 | |
| ESGE | iShares MSCI EM ESG Select | M1CXBLX | 5 | 0.0 | |
| ETHO | Etho Climate Leadership US | ETHO | 5 | 0.0 | |
| ESGD | iShares MSCI EAFE ESG Select | M1CXBLW | 5 | 0.0 | |
| HIPS | Master Income | TFMSHIPP | 5 | 0.0 | |
| ESGS | Columbia Sustain US Eqty Inc | M2CXCTA | 5 | 0.0 | |
| EPRF | Elkhorn S&P High Qlty Pref | SPPHQUT | 5 | 0.2 | |
| ESG | FlxShrs STOXX US ESG Impact | SXEIMUV | 5 | 0.0 | |
| ESGN | Clmbia Sustain Intl Eqty Inc | M1CXCTB | 5 | 0.0 | |
| ESGW | Clmbia Sustain Glob Eqty Inc | M1CXCTC | 5 | 0.0 | |
| TOFR | USCF ETF Trust - Stock Split | SPX | 4 | 0.0 | |
| VIXH | FT CBOE SPS VIX Tail Hedge | VXTH | 4 | 0.0 | |
| SPUN | VanEck Vectors Glb Spin-Off | GSPIN | 3 | 0.0 | |
| GHE | REX Gold Hedged FTSE EM | FTEMGDN | 3 | 0.0 | |
| GHS | REX Gold Hedged S&P 500 | SPDGLSUT | 3 | 0.1 | |
| KFYP | KraneShares Zacks New China | ZAXKFYPN | 3 | 0.1 | |
| VMIN | REX VolMAXX Inv VIX Fut | n/a | 3 | 0.3 | |
| VMAX | REX VolMAXX Long VIX Fut | n/a | 3 | 0.4 | |
| OLD | The Long-Term Care ETF | OLDID | 3 | 0.0 | |
| FITS | The Health and Fitness ETF | FITSID | 3 | 0.0 | |
| CATH | Global X SP500 Catholic Val | SPXCVUT | 3 | 0.1 | |
| ORG | The Organics ETF | ORGID | 3 | 0.1 | |
| SLIM | The Obesity ETF | SLIMID | 3 | 0.0 | |
| FPXI | First Trust Int'l IPO | IPXI | 3 | 0.7 | |
| MILN | Global X Millennials Themat | IMILN | 2 | 0.1 | |
| XSOE | WisdomTree EM ex-SOEs | EMXSOETR | 2 | 0.0 | |
| PRNT | The 3D Printing ETF | 3DPRNT | 2 | 2.1 | |
| IPOS | Renaissance Intl IPO | IPOXUS | 2 | 0.0 | |
| BFIT | Global X Health & Wellness | IBFIT | 2 | 0.0 | |
| LNGR | Global X Longevity Thematic | ILNGR | 2 | 0.0 | |
| ACTX | Global X Guru Activist | ACTX | 1 | 0.0 | |
| VXDN | AccuShrs Spot CBOE VIX Down | VIX | 1 | 0.0 | |
| VXUP | AccuShares Spot CBOE VIX Up | VIX | 0 | 0.0 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide July 2016 | 19

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Exchange Traded Notes (ETNs) ETNs ($MM) Opt.* Sym Name Index ($MM) 1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016. * Opt. denotes US listed options trading available on the underlying security. US ETF & ETN Guide July 2016 | 21 ETNs Leveraged/Inverse FIGYBarc FI Enhanced Global HYM2WDHDVD $1,441 $1.4 UWTIVelocityShares 3x CrudeSPGSCLP 1,208 420.6 FBGXFI Enhanced LC Growth RU10GRTR932 1.4 FLGEFI LC Growth EnhancedRU10GRTR726 1.3 DWTIVelocityShrs 3x Inv CrudeSPGSCLP 402 307.1 FIEEUBS FI Enhanced Europe 50 SX5PGV379 0.9 FEEUBarc FI Enhanced Europe 50 SX5PGV375 0.8 FIEGUBS FI Enhanced Global HYM2WDHDVD 354 0.4 USLVVelocityShares 3x SilverSPGSSIP311 20.8 MORLETRACS 2x Mortgage REITMVMORT 299 3.4 UGAZVelocityShares 3x Nat GasSPGSNGP 246 101.4 BDCLETRACS 2x Lng WF Bus DevWFBDCPX238 2.7 FIEUCS FI Enhanced Europe 50 SX5PGV217 0.7 CEFLETRACS Mon 2xLev ClsdEndFdYLDA184 2.2 FBGFI Enhanced Big Cap Growth RU10GRTR160 0.3 DGPDB Gold Double Long DGLDIX155 2.1 UGLDVelocityShares 3x GoldSPGSGCP 119 8.4 FIHDFI Enhanced Glob High YldM2WDHDVD 118 2.0 DGAZVelocityShrs 3x Inv NatGasSPGSNGP100 77.0 DTODB Crude Oil Double Short DBODIXX68 4.0 MLPZETRACS 2xMonthly Lev S&P MLP SPMLP 56 0.3 DVYLETRACS Mnthly 2x DJ SelDivDJDVP55 0.4 MLPQETRACS 2xMth Lev Alerian MLPAMZI 54 0.4 DTYSiPath US Treas 10-YR BearBXIITETY42 0.5 DZZDB Gold Double Short DGLDIX39 2.1 FIBGCS FI Enhanced Big Cap GroRU10GRTR35 0.0 SPLXETRACS 2xLeverag SP5 TRSPXT35 0.4 LRETETRACS 2xLev MSCI US REITRMZ32 0.2 DRRMarket Vectors Dbl Sh EuroDSHRTEUR31 0.2 AMJLX-Links 2xLev Alerian MLPAMZ 28 0.3 DVHLETRACS Mon 2x Dvsfd Hi Inc NYDVHI27 0.3 SDYLETRACS Mnthly 2x S&P Div SPHYDA 27 0.2 LBDCETRACS 2X Wells Fargo BusDevWFBDCPX26 0.0 REMLX-Links Mthly 2x Mort REITFNMRC25 0.1 DSLVVelocityShares 3x Inv SilvSPGSSIP25 2.5 HOML ETRACS 2xLev ISE Homebuild RUFTR24 0.1 JGBDDB 3x Inver JP Govt Bd Fut DBBNJGBS23 0.6 6SHFLÀF OILiPath Goldman Sachs Oil SPGSCLTR$785 $18.1 9 JOiPath Bloomberg CoffeeBCOMKCTR199 4.39 RJAElements Rogers Agricult ROGRAGTR114 0.49 JJGiPath Bloomberg GrainsBCOMGRTR86 2.7 9 SGGiPath Bloomberg SugarBCOMSBTR57 1.99 JJCiPath Bloomberg CopperBCOMHGTR38 0.99 OIILCS X-Links WTI Crude Oil BCOMCLTR33 0.6 OILXETRACS S&P GSCI Crude TRSPGSCLTR31 0.7 OLEMiPath Pure Beta Crude Oil BCC2CLPT27 0.1 PTMETRACS UBS Long Platinum CTPLTR24 0.09 RJNElements Rogers EnergyROGRENTR22 0.1 9 JJAiPath Bloomberg Agriculture BCOMAGTR20 0.2 FUDETRACS CMCI FoodCMFOTR19 0.0 BALiPath Bloomberg Cotton BCOMCTTR19 0.49 UAGETRACS CMCI Agriculture CMAGTR15 0.0 UBGETRACS CMCI GoldCTGCTR13 0.1 NIBiPath Bloomberg CocoaBCOMCCTR12 0.5 9 COWiPath Bloomberg Livestock BCOMLITR11 0.2 9 OLODB Crude Oil Long DBODIX11 0.0 JJNIPath Bloomberg NickelBCOMNITR11 0.1 USVETRACS CMCI SilverCTSITR11 0.0 RJZElements Rogers Metals ROGRIMTR10 0.0 PGMiPath Bloomberg Platinum BCOMPLTR9 0.0 CHOCiPath Pure Beta CocoaBCC2CCPT8 0.1 JJPiPath Bloomberg Precious Met BCOMPRTR8 0.1 JJEiPath Bloomberg EnergyBCOMENTR8 0.1 BLNGiPath Pure Beta Precious Met BCC1PMPT7 0.0 CAFEiPath Pure Beta CoffeeBCC2KCPT7 0.1 JJMiPath Bloomberg Industrial BCOMINTR6 0.0 GAZiPath Bloomberg Natural GasBCOMNGTR5 0.0 9 DIRTiPath Pure Beta Agricult BCC1AGPT5 0.0 GRUElements MLCX GrainsMLCXGRTR4 0.09 UBCETRACS CMCI Livestock CMLVTR4 0.0 UBMETRACS CMCI Ind Metals CMIMTR3 0.0 LSTKiPath Pure Beta Livestock BCC1LSPT3 0.0 LEDDiPath Pure Beta LeadBCC2LLPT3 0.0 UBNETRACS CMCI EnergyCMENTR3 0.0 JJSiPath Bloomberg SoftsBCOMSOTR3 0.0 JJUiPath Bloomberg Aluminum BCOMALTR2 0.0 JJTiPath Bloomberg Tin BCOMSNTR2 0.0 CTNNiPath Pure Beta Cotton BCC2CTPT2 0.0 CUPMiPath Pure Beta CopperBCC2LPPT2 0.0 AGFDB Agriculture Long DBADIX2 0.0 FUEElements MLCX BiofuelsMLCXBXTR1 0.0 FOILiPath Pure Beta Aluminum BCC2LAPT1 0.0 ONGiPath Pure Beta Energy ETNBCC1ENPT1 0.0 Currencies section CNYMarket Vectors Renminbi SPCBCNY$11 $0.1 GBBiPath GBP/USDn/a 10 0.1 EROiPath EUR/USDn/a 3 0.1 JEMiPath GEMS Index BXIIGEM12 0.1 ICIiPath Optimized Curr CarryBXIICIIP2 0.0 JYNiPath JPY/USDn/a 2 0.0 INRMarket Vectors-Rupee/USD SPCBINR1 0.1 AYTiPath GEMS Asia 8 BXIIGMA81 0.1 PGDiPath Asian&Gulf Curr RevalBXIIGEMP1 0.0 Bberg Assets Avg Vol1 Commodities (continued) tion 6SHFLÀF (FRQWLQXHG) GRNiPath Global CarbonBXIIGCUT$1 $0.0 SGARiPath Pure Beta SugarBCC2SBPT1 0.0 WEETiPath Pure Beta GrainsBCC1GRPT1 0.0 NINIiPath Pure Beta NickelBCC2LNPT1 0.0 GRWN iPath Pure Beta Softs ETNBCC1SFPT1 0.0 LDiPath Bloomberg LeadBCOMPBTR1 0.0 DCNGiPath Seasonal Nat GasBCC2NGST1 0.0 HEVYiPath Pure Beta Industr Met BCC1IMPT0 0.0 BDGDB Base Metals Long DBBMIX0 0.0 Sym Bberg Assets Avg Vol1 NameIndex ($MM) ($MM) Opt.* Commodities section General DJPiPath Bloomberg Commodity BCOMTR$881 $11.2 9 RJIElements Rogers Commod ROGRTR271 2.29 DJCIETRACS BBG Commodity BCOMTR137 0.3 GSCGS Connect S&P GSCI EnhSPGSESTR 112 0.1 UCIETRACS CMCI Total Return CMCITR70 0.3 BCMiPath Pure Beta Broad Comm BCC1C1PT44 0.3 GSPiPath GSCI Total Return SPGSCITR37 0.8 LSCElements S&PComdtyTrendsSPTICTR29 0.0 UCIBETRACS UBS BBG ConsMatComm CMCITR19 0.0 SBViPath Pure Beta S&P GSCI-WgtBCC2C1PT2 0.0 CSCRCS X-Links Commoditt Rotat CSCUBKTR1 0.0

Exchange Traded Notes (ETNs) ETNs

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Leveraged/Inverse (continued)** | | | | | |
| SBND | DB 3x Short 25+ Yr Treas Bd | DBBNDS | $22 | $0.1 | |
| MRRL | ETRACS 2X Mortgage REIT SerB | MVMORT | 22 | 0.0 | |
| BUNT | DB 3x German Bund Futures | DBBNBUNL | 22 | 0.0 | |
| DGZ | DB Gold Short | DGLDIX | 19 | 1.9 | |
| SMHD | ETRACS Monthly 2xLev US SC | SOLSMHD | 18 | 0.7 | |
| DGLD | VelocityShares 3x Inv Gold | SPGSGCP | 17 | 3.5 | |
| LMLP | ETRACS 2xLev WF MLP ExEner | MLPXEPX | 15 | 0.5 | |
| DLBS | iPath US Treas Lng Bd Bear | BXIITEUS | 14 | 0.1 | |
| RWXL | ETRACS 2x DJ Intl Real Est | DWXRS | 13 | 0.1 | |
| JGBS | DB Inverse JP Govt Bond Fut | DBBNJGBS | 12 | 0.0 | |
| SZO | DB Crude Oil Short | DBODIXX | 11 | 0.2 | |
| TAPR | Barclays Inv US Treas Comp | BXIITAG | 11 | 0.0 | |
| LBND | DB 3x Long 25+ Yr Treas Bd | DBBNDL | 10 | 0.0 | |
| DAG | DB Agriculture Double Long | DBADIX | 9 | 0.1 | |
| DTUS | iPath US Treas 2-YR Bear | BXIITETU | 9 | 0.1 | |
| JGBT | DB 3x JP Govt Bond Futures | DBBNJGBL | 5 | 1.6 | |
| MLPS | ETRACS UBS 1xM Shrt MLP | AMZIX | 5 | 0.2 | |
| BDD | DB Base Metals Double Long | DBBMIX | 4 | 0.0 | |
| BOM | DB Base Metals Double Short | DBBMIX | 3 | 0.0 | |
| URR | Mrkt Vctrs Double Long Euro | DLONGEUR | 2 | 0.0 | |
| MFLA | iPath Lng Enhanc MSCI EAFE | NDDUEAFE | 2 | 0.0 | |
| SFLA | iPath LX S&P 500 TR | SPTR | 2 | 0.0 | |
| EMSA | iPath Sh Enhanc MSCI Emer | NDUEEGF | 2 | 0.0 | |
| DFVS | iPath US Treas 5-YR Bear | BXIITEFV | 2 | 0.0 | |
| DYY | DB Commodity Double Long | DBCDIX | 2 | 0.0 | |
| BOS | DB Base Metals Short | DBBMIX | 2 | 0.0 | |
| DEE | DB Commodity Double Short | DBCDIXX | 2 | 0.0 | |
| RTLA | iPath LX Russell 2000 | RU20INTR | 1 | 0.0 | |
| DDP | DB Commodity Short | DBCDIXX | 1 | 0.0 | |
| EMLB | iPath Long Enhanced MSCI EM | NDUEEGF | 1 | 0.0 | |
| ROLA | iPath Long Extended R1000 | RU10INTR | 1 | 0.0 | |
| AGA | DB Agriculture Double Short | DBADIX | 1 | 0.0 | |
| ADZ | DB Agriculture Short | DBADIX | 1 | 0.0 | |
| **Volatility** | | | | | |
| VXX | iPATH SP500 VIX ST Future | SPVXSTR | $1,431 | $1,422.2 | ✓ |
| XIV | VelocityShares Inv VIX ShTrm | SPVXSP | 1,119 | 671.2 | |
| TVIX | VelocityShares 2x VIX ShTrm | SPVXSP | 372 | 213.5 | |
| VQT | Barclays ETN+ S&P Veqtor | SPVQDTR | 232 | 0.6 | |
| ZIV | VelocityShares Inv VIX MdTrm | SPVXMP | 76 | 1.8 | |
| VXZ | iPATH SP500 VIX MT Future | SPVXMTR | 51 | 5.4 | ✓ |
| GLDI | CS X-Links Gold Sh Cov Call | QGLDI | 45 | 0.3 | ✓ |
| SLVO | CS X-Links Slvr Sh Cov Call | QSLVO | 37 | 0.2 | |
| LSVX | VelocityShrs VIX Variab L/S | SPVXVST | 25 | 0.0 | |
| BSWN | VelocityShrs VIX Tail Risk | SPVXTRST | 25 | 0.0 | |
| XIVH | VelocityShrs VIX Sh Vol Hdg | SPVXVHST | 25 | 0.0 | |
| XVIX | ETRACS Long-Short VIX | SPVXTSER | 14 | 0.0 | |
| VIIX | VelocityShares VIX ShTrm | SPVXSP | 12 | 6.9 | ✓ |
| XVZ | iPath S&P 500 Dynamic VIX | SPDVIXTR | 10 | 0.0 | |
| BWV | iPath CBOE SP500BuyWrite | BXM | 10 | 0.1 | |
| TVIZ | VelocityShares 2x VIX MdTrm | SPVXMP | 1 | 0.1 | |
| VIIZ | VelocityShares VIX MdTrm | SPVXMP | 1 | 0.0 | |
| IVOP | iPath Inv SP5 VIX ShrtTerm | SPVXSP | 1 | 0.0 | |
| XXV | iPath Inv SP500 VIX ShrtTrm | SPVXSP | 0 | 0.1 | |
| **Other** | | | | | |
| AMJ | JPMorgan Alerian MLP | AMZ | $3,825 | $92.5 | ✓ |
| MLPI | UBS ETRACS Alerian MLP Infr | AMZI | 2,321 | 15.0 | ✓ |
| MLPN | CS X-Links Cushing MLP Infra | MLPX | 499 | 2.8 | ✓ |
| AMU | ETRACS Alerian MLP Index | AMZ | 468 | 2.9 | |

| Sym | Name | Bberg Index | Assets ($MM) | Avg Vol[1] ($MM) | Opt.* |
|---|---|---|---|---|---|
| **Other (continued)** | | | | | |
| ATMP | Barclays ETN+ Select MLP | BXIIATMP | $353 | $1.4 | |
| IMLP | iPath S&P MLP | SPMLP | 272 | 1.0 | ✓ |
| INP | iPath MSCI India | NDEUSIA | 219 | 1.3 | ✓ |
| MLPC | C-Tracks M/H MLP Fundam | MLPMP | 117 | 0.3 | |
| DIVC | C-Trck Mllr/Hwrd Str DivRein | MHDT | 100 | 0.0 | |
| MLPO | Credit Suisse S&P MLP | SPMLP | 75 | 0.0 | |
| BDCS | ETRACS Wells Fargo Bus Dev | WFBDCPX | 68 | 0.4 | |
| MLPY | MS Cushing MLP High Income | MLPY | 60 | 0.1 | |
| MLPB | ETRACS Alerian MLP Infrastr | AMZI | 41 | 0.0 | |
| CAPE | Barclays ETN+ Shiller CAPE | BXIICCST | 36 | 0.2 | |
| DOD | Elements Dogs of the Dow | MUTR | 35 | 0.4 | |
| HDLV | ETRACS Mnthly 2x HiDivLowVol | SOLHDLV | 34 | 0.5 | |
| WIL | Barclays Women in Leadership | BXIIWILT | 32 | 0.0 | |
| BDCZ | ETRACS Wells Fargo BusDev | WFBDCPX | 31 | 0.0 | |
| RODI | Barclays Return on Disablty | RODITR | 28 | 0.0 | |
| AMUB | ETRACS Alerian MLP | AMZ | 25 | 0.0 | |
| SPGH | ETRACS SP5 Gold Hedge | SPGL5UT | 24 | 0.1 | |
| CSLS | CS X-Links Lng/Shrt Equity | CSLABLN | 24 | 0.2 | |
| DVHI | ETRACS Divers High Income | NYDVHI | 24 | 0.0 | |
| HOMX | ETRACS ISE Homebuilders | RUFTR | 23 | 0.0 | |
| VQTS | ETRACS SP500 VEQTOR Switch | SPVQSTR | 23 | 0.0 | |
| MLPG | UBS ETRACS Nat Gas MLP | ANGI | 22 | 0.1 | |
| WMW | Elements Mrngstr Wide Moat | MWMFTR | 19 | 0.1 | |
| YGRO | RBC Yorkville MLP | YGMLL | 17 | 0.1 | |
| FMLP | ETRACS WF MLP Ex-Energy | MLPXEPX | 17 | 0.0 | |
| BUNL | DB German Bund Futures | DBBNBUNL | 13 | 0.1 | |
| MLPW | E-TRACS Wells Fargo MLP | WML | 9 | 0.1 | |
| GCE | Claymore CEF GS Connect | CLMRCEF | 8 | 0.0 | |
| MLTI | CS X-Links Multi-Asset HiInc | NYMLTI | 7 | 0.0 | |
| DLBL | iPath US Treas Long Bd Bull | BXIITEUS | 6 | 0.0 | |
| DTYL | iPath US Treas 10-YR Bull | BXIITETY | 6 | 0.0 | |
| DFVL | iPath US Treasury 5-Yr Bull | BXIITEFV | 5 | 0.0 | |
| TALL | RBC S&P 500 Trend Allocator | SPTRALUP | 4 | 0.0 | |
| DTUL | iPath US Treas 2-YR Bull | BXIITETU | 4 | 0.0 | |
| FLAT | iPath US Treas Flattener | BXIIUSTP | 4 | 0.3 | |
| STPP | iPath US Treas Steepener | BXIIUSTP | 3 | 0.9 | |
| JGBL | DB JP Govt Bond Futures | DBBNJGBL | 2 | 0.0 | |
| EEH | Elements LC Sector Momnt | SPBNPSP | 2 | 0.0 | |

1. All average volume calculations in this guide were calculated over the period between January 19, 2016 to July 19, 2016.

* Opt. denotes US listed options trading available on the underlying security.

22 | US ETF & ETN Guide July 2016

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Barclays is not offering to sell or seeking offers to buy any product or enter into any transaction. Any transaction requires Barclays’ subsequent formal agreement which will be subject to internal approvals and binding transaction documents. Without limitation to the foregoing, any transaction may also be subject to review by Barclays against its published Tax Principles. Barclays is not responsible for the use made of this document other than the purpose for which it is intended, except to the extent this would be prohibited by law or regulation. OBTAIN INDEPENDENT PROFESSIONAL ADVICE BEFORE INVESTING OR TRANSACTING. Barclays is not an advisor and will not provide any advice relating to a product. Before making an investment decision, investors VKRXOG HQVXUH WKH\ KDYH VXIÀFLHQW LQIRUPDWLRQ WR DVFHUWDLQ WKH OHJDO, ÀQDQFLDO, WD[ DQG UHJXODWRU\ FRQVHTXHQFHV RI DQ LQYHVWPHQW WR HQDEOH WKHP WR PDNH an informed investment decision. Barclays is not responsible for information stated to be obtained or derived from third party sources or statistical services. Any past or simulated past performance (including back-testing) contained herein is no indication as to future performance. All opinions and estimates are given as of the date hereof and are subject to change. Barclays is not obliged to inform investors of any change to such opinions or estimates. This document is being directed at persons who are professionals and is not intended for retail customer use. For important regional disclosures you must read, refer to the link relevant to your region. Please contact your Barclays representative if you are unable to access: EMEA http://group.barclays.com/disclosures/emea-disclosures; $3$& KWWS://JURXS.EDUFOD\V.FRP/GLVFORVXUHV/DSDF-GLVFORVXUHV; 86 KWWS://JURXS.EDUFOD\V.FRP/GLVFORVXUHV/XV-GLVFORVXUHV. 7KLV GRFXPHQW LV FRQÀGHQWLDO DQG QR part of it may be reproduced, distributed or transmitted without the prior written permission of Barclays. Barclays offers premier investment banking products and services to its clients through Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and is a member of the London Stock Exchange. Barclays Bank PLC is registered in England No. 1026167 with LWV UHJLVWHUHG RIÀFH DW 1 &KXUFKLOO 3ODFH, /RQGRQ (14 S+3. %DUFOD\V &DSLWDO ,QF. LV D 86 UHJLVWHUHG EURNHU/GHDOHU DIÀOLDWH RI %DUFOD\V %DQN 3/& DQG D PHPEHU RI SIPC, FINRA and NFA. Barclays Capital Inc. operates out of 745 Seventh Avenue, New York, NY 10019. Where required pursuant to applicable US laws, rules and/or regulations, Barclays Capital Inc. accepts responsibility for the distribution of this document in the United States to US Persons. Where a communication is being GLUHFWHG DW SHUVRQV ZKR DUH SURIHVVLRQDOV, LW LV GLUHFWHG DW LQVWLWXWLRQDO LQYHVWRUV LQ WKH 86 DV GHÀQHG E\ ),15$ 5XOH 2210(D)(4). © Copyright Barclays Bank PLC, 2016 (all rights reserved). Selected Risk Considerations An investment in the Barclays ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date DQG WKH DSSOLFDEOH YDOXDWLRQ GDWH. $GGLWLRQDOO\, LI WKH OHYHO RI WKH XQGHUO\LQJ LQGH[ LV LQVXIÀFLHQW WR RIIVHW WKH QHJDWLYH HIIHFW RI WKH LQYHVWRU IHH DQG other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a US national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 20,000, 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: 6LJQLÀFDQW DVSHFWV RI WKH WD[ WUHDWPHQW RI WKH (71V DUH XQFHUWDLQ. <RX VKRXOG FRQVXOW \RXU RZQ WD[ DGYLVRU DERXW \RXU RZQ WD[ VLWXDWLRQ. Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled “Characteristics and Risks of Standardized Options” available via the following link: http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative. %DUFOD\V %DQN 3/& KDV ÀOHG D UHJLVWUDWLRQ VWDWHPHQW (LQFOXGLQJ D SURVSHFWXV) ZLWK WKH 6(& IRU WKH RIIHULQJ WR ZKLFK WKLV FRPPXQLFDWLRQ UHODWHV. %HIRUH \RX LQYHVW, \RX VKRXOG UHDG WKH SURVSHFWXV DQG RWKHU GRFXPHQWV %DUFOD\V %DQN 3/& KDV ÀOHG ZLWK WKH 6(& IRU PRUH FRPSOHWH LQIRUPDWLRQ DERXW WKH LVVXHU DQG this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free +1 212 528 7990, or you may request a copy from any other dealer participating in the offering. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. ©2016 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 P0356 | CSNY574417 v3 | August 2016 Not FDIC Insured z No Bank Guarantee z May Lose Value

2016 Options Expiration Calendar Expiring equity and P.M. settled index options cease trading. Expiring cash-settled currency options cease trading at 12:00pm ET Quarterly expiration date Equity, index, and cash-settled currency options expiration date1 Exchange holiday (additional holidays may be announced) VIX expiration date A.M. settled index options cease trading 2019 Equity LEAPS® added Bank holiday 1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. NOTE: While these dates are accurate as of 12/05/14, they are subject to change. Weekly expirations occur every Friday with the exception of Standard Expiration Fridays and where there is an exchange holiday. If an exchange holiday is on Friday, expiration and expiration processing will be moved to the preceeding Thursday. In 2016, an exchange holiday occurs on Good Friday, March 25.